                                                                       EXHIBIT 2

                        STOCK PURCHASE AND SALE AGREEMENT

                 FOR THE ACQUISITION OF ALL OF THE CAPITAL STOCK

                                       OF

                              HCI ACQUISITION CORP.



                              DATED: JULY 30, 1998

                         LIST OF SCHEDULES AND EXHIBITS
                         ------------------------------

Schedule         Description

--------         -----------
5.2              Description of Shares and Capitalization of Subsidiary
5.4              1997 Audited Financial Statements; April 30, 1998 Unaudited
                 Financial Statements
5.6              List of Required Consents
5.8              Litigation and Proceedings
5.9              List of Liens, Security Interests and other Encumbrances;
                 Exception to Necessary Assets
5.10             List of Intellectual Property
5.11             List of Significant Contracts
5.12             List of Real Estate Leases and Subleases
5.13             Liabilities
5.14             Exception to Taxes
5.15             List of Employee Benefit Plans
5.16             List of Material Permits; List of Violations of Laws
5.17             List of Employment Agreements
5.18             Customers and Suppliers
5.21             Exceptions to Ordinary Course and No Material Events
5.22             Insurance
5.23             Affiliate Transactions

8.9              Employee Severance Schedule


Exhibit          Description
-------          -----------

3.2              Wire Transfer Instructions for each Seller
4.2.5.1          Form of Sellers' Counsel Opinion
4.3.5.1          Form of Buyer's Counsel Opinion
9.5              Escrow Agreement

                                TABLE OF CONTENTS




1. Definitions; Construction..................................................1

   1.1.   Definitions.........................................................1
   1.2.   Construction........................................................4

2. Purchase and Sale of Shares................................................4


3. Purchase Price.............................................................4

   3.1.   Purchase Price......................................................5
   3.2.   Payment of Purchase Price...........................................5

4. Closing....................................................................5

   4.1.   Closing Location and Date...........................................5
   4.2.   Sellers' Conditions.................................................5
   4.3.   Buyer's Conditions..................................................6
   4.4.   Additional Payments to be made at Closing by Buyer..................7

5. Representations and Warranties of Sellers (other than the Charities).......7

   5.1.   Organization........................................................7
   5.2.   Subsidiaries; Shares................................................8
   5.3.   Authorization.......................................................8
   5.4.   Financial Statements................................................8
   5.5.   Books and Records...................................................9
   5.6.   No Conflict or Violation............................................9
   5.7.   No Burdensome Restrictions..........................................9
   5.8.   Litigation and Proceedings..........................................9
   5.9.   Assets..............................................................9
   5.10.  Intellectual Property..............................................10
   5.11.  Contracts, Leases, and Licenses....................................10
   5.12.  Real Estate Leases.................................................10
   5.13.  Liabilities........................................................10
   5.14.  Taxes..............................................................11
   5.15.  Employee Benefit Plans.............................................11
   5.16.  Compliance with Laws; Permits......................................11
   5.17.  Employment Agreements; Loans From or To Employees..................12
   5.18.  Customers and Suppliers............................................12
   5.19.  Labor Matters......................................................12
   5.20.  Brokers............................................................12
   5.21.  Ordinary Course; No Material Effect................................12
   5.22.  Insurance..........................................................13

6. Disclosure Schedule.......................................................13

   6.1.   General............................................................13

7. Representations and Warranties of Buyer...................................13

   7.1.   Organization.......................................................13
   7.2.   Authorization......................................................14

   7.3.   No Conflict or Violation...........................................14
   7.4.   Litigation and Proceedings.........................................14
   7.5.   Consents and Approvals.............................................14
   7.6.   Brokers............................................................14
   7.7.   No Knowledge of Seller's Misrepresentations........................14
   7.8.   Securities.........................................................14

8. Actions after the Closing.................................................15

   8.1.   Further Assurances.................................................15
   8.2.   Sellers' Access to Materials.......................................15
   8.3.   Buyer's Record Retention...........................................15
   8.4.   Tax Treatment; Tax Returns.........................................15
   8.5.   Delivery of Closing Statement of Debt..............................15
   8.6.   Covenant Not to Compete; Covenant Not to Solicit...................15
   8.7.   Cooperation on Insurance Matters...................................16
   8.8.   Omni Payments......................................................17
   8.9.   Employees..........................................................17
   8.10.  Seller's Expenses..................................................17

9. Indemnification...........................................................17

   9.1.   Survival of Representations and Warranties; Survival of Covenants..17
   9.2.   Indemnification....................................................18
   9.3.   Procedure for Indemnification......................................18
   9.4.   Limitations........................................................19
   9.5.   Escrow.............................................................20
   9.6.   Taxes..............................................................20

10.General Provisions........................................................20

   10.1.  Special Provision Regarding Charities..............................20
   10.2.  Accounting Terms...................................................21
   10.3.  Amendment and Modification.........................................21
   10.4.  Assignments........................................................21
   10.5.  Captions...........................................................21
   10.6.  Counterpart Facsimile Execution....................................21
   10.7.  Counterparts.......................................................22
   10.8.  Entire Agreement...................................................22
   10.9.  Exhibits; Recitals.................................................22
   10.10. Failure or Delay...................................................22
   10.11. Governing Law......................................................22
   10.12. Legal Fees, Costs..................................................22
   10.13. No Joint Venture or Partnership....................................22
   10.14. Notices............................................................22
   10.15. Publicity..........................................................23
   10.16. Severability.......................................................23
   10.17. Submission to Jurisdiction.........................................23
   10.18. Successors and Assigns.............................................24
   10.19. Third-Party Beneficiary............................................24
   10.20. Joint Negotiation..................................................24
   10.21. Commitments Not Assigned...........................................24
   10.22. Legend.............................................................24
   10.23. Buyer's Acknowledgement of Access..................................24

   10.24. Specific Performance...............................................25

                        STOCK PURCHASE AND SALE AGREEMENT
                        ---------------------------------



         This Stock Purchase and Sale Agreement (this "Agreement") is made and entered into as of July 30, 1998, by and among JEFFREY L. SINGER, TODD B. SIWAK, ROGER I. SIWAK, and THE MICHAEL SINGER FAMILY TRUST, CENTER OF CONTEMPORARY ARTS, THE JEWISH FEDERATION OF ST. LOUIS (collectively, the "Sellers"), and UNIVERSAL HOSPITAL SERVICES, INC. (including its respective successors and assigns, the "Buyer").

                                    RECITALS

         A. Sellers are the legal and beneficial owners of all of the issued and outstanding shares (the "Shares") of common stock of HCI Acquisition Corp. ("HCI").

         B. HCI owns all of the issued and outstanding shares of stock of Home Care Instruments, Inc. ("Subsidiary"; and HCI and Subsidiary, and their respective successors and assigns, are hereafter referred to collectively as the "Companies").

         . C. Buyer wishes to purchase, and Sellers wish to sell, the Shares upon the terms set forth herein.

                                    AGREEMENT

         In consideration of the foregoing, the mutual covenants contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties by their execution hereof, the parties agree as follows:

1.  DEFINITIONS; CONSTRUCTION.

         1.1. DEFINITIONS. For purposes of this Agreement, the following capitalized terms have the following meanings.

              1.1.1. "ACCOUNT" means any and all rights of either of the Companies to payment for Inventory sold or leased or for services rendered, including any such right evidenced by chattel paper, whether due or to become due. By way of clarification, excluded from the definition of "Account" are the promissory notes held by the Companies in conjunction with the sale of all of the issued and outstanding stock of ADM.

              1.1.2. "ADM" means Advanced Durable Medical, Inc., its subsidiaries, and any of their respective successors or assigns.

              1.1.3. "AGREEMENT" means this Stock Purchase and Sale Agreement and all Schedules and Exhibits hereto.

              1.1.4. "ASSETS" means all property of any nature owned by either of the Companies as of the Closing Date.

              1.1.5. "BANK DEBT" shall mean all indebtedness and obligations owing to (i) Magna Bank, National Association under that certain Step-Down Revolving Loan, Term Loan and Security Agreement dated as of June 14, 1996, as amended by that certain First Amendment to Step-Down

Revolving Loan, Term Loan and Security Agreement dated January 30, 1998, (ii) all other notes, guaranties, security agreements, documents, certificates and agreements executed in connection with any of the documents described in clause
(i) from time to time, and (iii) any amendments, modifications or restatements to any of the foregoing.

              1.1.6. "BUYER" has the meaning set forth in the first paragraph of this Agreement.

              1.1.7. "BUYER BASKET AMOUNT" has the meaning set forth in Section 9.4.2.

              1.1.8. "BUYER REPRESENTATION AND WARRANTY LOSSES" has the meaning set forth in Section 9.4.2.

              1.1.9. "BUY/SELL AGREEMENT" means that certain Stock Purchase and Voting Agreement, dated as of February 14, 1995, as amended, by and among Jeffrey L. Singer, Todd B. Siwak, and Roger I. Siwak, and pursuant to an Agreement to be Bound dated as of February 12, 1998, the Michael Singer Family Trust.

              1.1.10. "CHARITIES" means, collectively, Center of Contemporary Arts, the Jewish Federation of St. Louis, and, for indemnification purposes hereunder, their respective, directors, officers, employees and agents, and each of their respective successors and assigns.

              1.1.11. "CLOSING" has the meaning set forth in Section 4.1.

              1.1.12. "CLOSING DATE" has the meaning set forth in Section 4.1.

              1.1.13. "CLOSING STATEMENT OF DEBT" has the meaning set forth in
Section 8.5.

              1.1.14. "CODE" means the Internal Revenue Code of 1986 of the United States of America, as amended, as in effect on the Closing Date.

              1.1.15. "COMPANIES" has the meaning set forth in Recital B of this Agreement.

              1.1.16. "CONFIDENTIALITY AGREEMENT" shall mean that certain Confidentiality Agreement, dated April 17, 1998, between HCI and Buyer.

              1.1.17. "DAMAGES" has the meaning set forth in Section 9.2.1.

              1.1.18. "DEBT" has the meaning set forth in Section 3.1.

              1.1.19. "DOLLARS" OR "$" means the lawful currency of the United States of America.

              1.1.20. "EMPLOYEE BENEFIT PLANS" has the meaning set forth in
Section 5.15.

              1.1.21. "GAAP" means United States generally accepted accounting principles as in effect on the date or for the period with respect to which such principles are applied.

              1.1.22. "HCI" has the meaning set forth in Recital A of this Agreement.

              1.1.23. "HART-SCOTT-RODINO ACT" means Section 7A of the Clayton Act, 15 U.S.C.ss. 18A, and the rules and regulations promulgated thereunder, as amended from time to time.

              1.1.24. "INDEMNIFIED PARTY" has the meaning set forth in Section 9.2.4.

              1.1.25. "INDEMNIFYING PARTY" has the meaning set forth in Section 9.2.4.

              1.1.26. "INTELLECTUAL PROPERTY" means all of the following owned by either of the Companies: (i) trade marks and all applications, registrations and renewals in connection therewith; (ii) trade name and all applications, registrations and renewals in connection therewith; (iii) patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof; (iv) copyrights and all applications, registrations and renewals in connection therewith; (v) licenses and sublicenses granted or obtained with respect to any of the foregoing; (vi) all goodwill associated with any of the foregoing; and (vii) all rights under any of the foregoing.

              1.1.27. "INVENTORY" means (i) any and all goods and other personal property owned, rented, or leased by either of the Companies that at any time is or may be held for sale, rental, or lease or furnished under any contract of service in the ordinary course of the Companies' business, together with all attachments, and accessories to any of the foregoing; and (ii) all bills of lading, warehouse receipts or documents of title, covering or evidencing any right, title, interest or claim in or to any of the foregoing.

              1.1.28. "KNOWLEDGE" means the actual knowledge of Jeffrey L. Singer, Todd B. Siwak or David Moritz.

              1.1.29. "LATEST BALANCE SHEET" has the meaning set forth in
Section 5.4.

              1.1.30. "LEASES" has the meaning set forth in Section 5.12.

              1.1.31. "LENDERS" shall mean any Person to whom any of the Bank Debt is owing.

              1.1.32. "LIABILITIES" has the meaning set forth in Section 5.13.

              1.1.33. "LIABILITY" has the meaning set forth in Section 5.13.

              1.1.34. "MATERIAL ADVERSE EFFECT" means any effect that is (a) material and adverse to the condition (financial or otherwise), business, performance, prospects, operations or Assets of the Companies, taken as a whole, or (b) would materially impair the ability of the Companies or the Sellers to perform their respective obligations under this Agreement.

              1.1.35. "MATERIAL AGREEMENTS" means any contractual obligation of either of the Companies which, if violated or breached by the Company which is a party thereto, could reasonably be likely to have a Material Adverse Effect.

              1.1.36. "MATERIAL LAW" means any applicable law, rule or regulation the violation of which by either of the Companies, individually or in the aggregate with any other applicable law, rule or regulation, could reasonably be likely to have a Material Adverse Effect.

              1.1.37. "MATERIAL PERMITS" means any Permit which, if not obtained, held or made, or if breached, by either of the Companies, could reasonably be likely to have a Material Adverse Effect.

              1.1.38. "PERMITS" means all approvals, authorizations, consents, licenses, franchises, orders, registrations, certificates, variances, permits and similar rights, in each case obtained from or issued by any governmental authority.

              1.1.39. "PERSON" means any natural person, corporation, limited partnership, general partnership, joint venture, limited liability company, limited liability partnership or other organization irrespective of whether it is a legal entity, and any governmental authority.

              1.1.40. "PURCHASE PRICE" has the meaning set forth in Section 3.1.

              1.1.41. "REQUIRED CONSENTS" has the meaning set forth in Section 5.6.

              1.1.42. "SHARES" means all of the issued and outstanding shares of stock of HCI currently owned by Sellers.

              1.1.43. "SELLERS" has the meaning set forth in the opening paragraph of this Agreement.

              1.1.44. "SELLER BASKET AMOUNT" has the meaning set forth in
Section 9.4.1.

              1.1.45. "SELLER REPRESENTATION AND WARRANTY LOSSES" has the meaning set forth in Section 9.4.1.

              1.1.46. "SIGNIFICANT CONTRACTS" has the meaning set forth in
Section 5.11.

              1.1.47. "STOCKHOLDERS AGREEMENT" means that Stockholders Agreement, on even date herewith, among Buyer, Jeffrey L. Singer, and the other shareholders of Buyer.

              1.1.48. "SUBSIDIARY" has the meaning set forth in Recital B of this Agreement.

              1.1.49. "TAX RETURNS" has the meaning set forth in Section 5.14.

              1.1.50. "TAXES" has the meaning set forth in Section 5.14.

         1.2. CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise: (i) references to the plural include the singular and vice versa; (ii) references to any Person include such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; (iii) references to one gender include all genders; (iv) "including" is not limiting; (v) "or" has the inclusive meaning represented by the phrase "and/or"; (vi) the words "hereof," "herein," "hereby," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (vii) section, clause, Exhibit and Schedule references are to this Agreement unless otherwise specified; and
(viii) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof.

2. PURCHASE AND SALE OF SHARES. Subject to the terms and conditions hereof, on the Closing Date, Sellers shall sell, assign, transfer, grant, bargain, deliver and convey to Buyer, and Buyer shall purchase from Sellers, the Shares and all rights thereto or evidenced thereby, including all rights to receive and share in dividends and distributions thereon and the right to vote on corporate matters of HCI, free from any liens or encumbrances whatsoever.

3. PURCHASE PRICE.

         3.1. PURCHASE PRICE. The total purchase price (the "Purchase Price") to be paid by Buyer to the Sellers for the Shares is Nineteen Million Two Hundred and Seventy Six Thousand Three Hundred Thirty Two Dollars ($19,276,332) less Debt (as hereinafter defined). For purposes of this Section 3.1, the term "Debt" shall include, with respect to the Companies, the sum of, without duplication,
(i) all indebtedness for borrowed money (the Sellers and Buyer agree that the installment sales contracts disclosed in Item 8 to Schedule 5.9 are not indebtedness for borrowed money), (ii) capitalized lease obligations (the Sellers and Buyer agree that the car leases disclosed in Item No. 1 to Schedule
5.11 are not capitalized lease obligations), (iii)capitalized interest expense,
(iv) any prepayment penalty with respect to any of the foregoing, and (v) any account payable which is outstanding for a period of time in excess of the greater of (a) 30 days past the due date based on historical trade terms with respect to such account payable, or (b) 60 days from the Companies' receipt of an invoice evidencing any such account payable, each as reflected on the Closing Statement of Debt (as defined in Section 8.5).

         3.2. PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid by Buyer to the Sellers on the Closing Date (as defined in Section 4.1) in Dollars by wire transfer of immediately available funds to the bank accounts specified by the Sellers in Exhibit 3.2 provided that, One Million Seven Hundred Fifty Five Thousand Dollars ($1,755,000) of such Purchase Price shall be delivered to the Escrow Agent (as defined in Section 9.5) in order to fund the indemnification obligations described in Section 9.2.1. From the proceeds of the Purchase Price, Exhibit 3.2 shall also set forth directions for the payment of Sellers' legal fees and expenses, investment banking fees and expenses, and accounting fees and expenses incurred in connection with the sale by the Sellers of the Shares

4. CLOSING.

         4.1. CLOSING LOCATION AND DATE. The closing of the purchase and sale of the Shares (the "Closing") is to occur at the offices of Lewis, Rice & Fingersh, L.C., 500 North Broadway, Suite 2000, St. Louis, Missouri 63102, at 9:00 a.m. local time, on the date hereof (the "Closing Date").

         4.2. SELLERS' CONDITIONS. All of the obligations of Sellers hereunder are subject to the satisfaction of every one of the following conditions precedent unless, and only to the extent, waived in writing by Sellers:

              4.2.1. the representations and warranties of Buyer in this Agreement shall be true and correct in all material respects as of the date hereof, and the covenants, agreements and undertakings of Buyer herein have been complied with in all material respects;

              4.2.2. all Required Consents have been received by Sellers;

              4.2.3. no proceeding is pending or threatened by or before any arbitrator or governmental authority to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of, this Agreement or the consummation of the transactions contemplated hereby; and

              4.2.4. the Bank Debt shall have been paid in full to the Lenders, all original guaranties provided by the Sellers or any other Person shall have been returned to Sellers and marked "cancelled," and the liens and security interests granted to the Lenders securing the Bank Debt shall have been released and terminated, and evidence of such release and termination shall have been delivered to Sellers; and

              4.2.5. at the Closing, Buyer has tendered to Sellers the following documents, executed in a manner and otherwise in form and substance reasonably satisfactory to Sellers:

              4.2.5.1. an opinion of counsel for Buyer, dated as of the Closing Date, substantially in the form of Exhibit 4.2.5.1;

              4.2.5.2. a copy of resolutions duly adopted by the board of directors of Buyer authorizing the execution and delivery of this Agreement and any other agreement executed and delivered by Buyer in connection herewith and the consummation of the transactions herein and therein contemplated to be consummated by Buyer, duly certified, by the secretary of Buyer;

              4.2.5.3. a certificate, dated as of the Closing Date, of a responsible officer of Buyer to the effect that all of the conditions precedent to Buyer's obligations in Section 4.3 that have not been waived by Buyer have been satisfied;

              4.2.5.4. a certificate of the secretary and another officer of Buyer that contains their certification of the names and signatures of the officers of Buyer who have been authorized to execute and deliver this Agreement and any other instrument and agreement executed and delivered on behalf of Buyer in connection herewith;

              4.2.5.5. a copy of the articles or certificate of incorporation of Buyer certified as correct and complete as of a recent date by the Secretary of State or comparable official of the jurisdiction of incorporation of Buyer, together with a certificate containing the attestation of such official as to the good standing of Buyer in such jurisdiction, and a copy of the bylaws of Buyer, as amended, certified as correct and complete as of the Closing Date by the secretary of Buyer; and

              4.2.5.6. such other documents or certificates reasonably requested by Seller to effectuate the transactions contemplated hereby.

         4.3. BUYER'S CONDITIONS. All of the obligations of Buyer hereunder are subject to the satisfaction of every one of the following conditions precedent unless, and only to the extent, waived in writing by Buyer:

              4.3.1. the representations and warranties of the Sellers in this Agreement shall be true and correct in all material respects as of the date hereof, and the covenants, agreements and undertakings of Sellers herein have been complied with in all material respects;

              4.3.2. all Required Consents have been received by Buyer;

              4.3.3. no proceeding is pending or threatened by or before any arbitrator or governmental authority to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of, this Agreement or the consummation of the transactions contemplated hereby;

              4.3.4. evidence that the Buy/Sell Agreement is terminated simultaneously with the Closing;

              4.3.5. at the Closing, Sellers have tendered to Buyer the following documents, executed in a manner and otherwise in form and substance reasonably satisfactory to Buyer:

                   4.3.5.1. an opinion of counsel for Sellers (other than the Charities) dated as of the Closing Date, substantially in the form of Exhibit 4.3.5.1;

                   4.3.5.2. copies of the articles of incorporation of HCI and Subsidiary certified as correct and complete as of a recent date by the Secretary of State of Missouri and copies of the bylaws of

HCI and Subsidiary certified as correct and complete as of the Closing Date by the secretary of HCI and Subsidiary, as appropriate;

                   4.3.5.3. certificates of the Secretary of State of Missouri that contain the attestation of such official to the good standing of HCI and Subsidiary in such jurisdiction;

                   4.3.5.4. certificates for the Shares duly endorsed in blank by the Sellers or accompanied by stock powers duly exercised by Sellers;

                   4.3.5.5. certificates, dated as of the Closing Date, from each Seller attesting to the fact that all of the conditions precedent to Sellers' obligations in Section 4.2 that have not been waived by Sellers have been satisfied;

                   4.3.5.6. resignations of the each of the directors of HCI;

                   4.3.5.7. the stock ledgers, minute books, and corporate seals of each of the Companies, provided, that any of the foregoing items shall be deemed to have been delivered if such item is actually delivered, or is otherwise located at the main office of the Companies in St. Louis, Missouri; and

                   4.3.5.8. such other documents or certificates reasonably requested by Buyer to effectuate the transactions contemplated hereby;

              4.3.6. The Sellers shall have repaid in full each of the promissory notes dated March 1, 1998, issued by such Sellers to HCI;

              4.3.7. Jeff Singer shall have executed the Stockholders'
Agreement;

              4.3.8. Michael S. Singer shall have executed a noncompetition agreement containing substantially the provisions set forth in Section 8.6;

              4.3.9. No arrangements shall exist between the Companies and ADM and no employee of either Company shall perform services for ADM, except arrangements on an arms'-length basis, which shall be evidenced by a written agreement reasonably acceptable to Buyer to be executed on or prior to Closing between ADM and Subsidiary; and

              4.3.10. the Shares are free and clear of any lien, pledge, security interest or other encumbrance.

         4.4. ADDITIONAL PAYMENTS TO BE MADE AT CLOSING BY BUYER. Simultaneously with the Closing, Buyer shall pay by wire transfer in same day funds, in addition to the Purchase Price, the amount necessary to pay the Lenders in full for all outstanding Bank Debt.

5. REPRESENTATIONS AND WARRANTIES OF SELLERS (OTHER THAN THE CHARITIES). Except as set forth on the Disclosure Schedule, Sellers (other than the Charities) represent and warrant to Buyer that the statements contained in this Section 5 are correct and complete as of the date of this Agreement, and for purposes of this Section 5, the term "Sellers" shall not include the Charities.

         5.1. ORGANIZATION. HCI is a corporation duly organized and a validly existing corporation in good standing under the laws of the State of Missouri and has the corporate power and authority to own, lease and operate its assets and properties and to conduct its businesses as now being conducted.

Subsidiary is a corporation duly organized and a validly existing corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its assets and properties and to conduct its businesses as now being conducted. Subsidiary is qualified to do business and is in good standing in every state where the nature or extent of its business or properties require it to be qualified to do business, except where the failure to so qualify individually or in the aggregate will not have a Material Adverse Effect. The copies of the certificate of incorporation, by-laws or similar organizational documents of each of HCI and the Subsidiary which have been provided to Buyer prior to the date of this Agreement are correct and complete and reflect all amendments made thereto through the date hereof. The minute books of HCI and the Subsidiary (or copies thereof) made available to Buyer prior to the date of this Agreement fairly and accurately reflect all material corporate action taken by the Board of Directors or stockholders of each of HCI and the Subsidiary, respectively, since February 15, 1995.

         5.2. SUBSIDIARIES; SHARES. Neither of the Companies has an ownership interest or other equity interest in any other business or enterprise, except for HCI's ownership of the Subsidiary. The Shares have been duly authorized and validly issued, are fully paid and non-assessable and have not been issued in violation of any preemptive rights. Except for the Buy/Sell Agreement, there are no (i) existing voting trusts, liens, security interests, encumbrances or options relating to any of the Shares; (ii) outstanding securities of either of the Companies convertible into or evidencing the right to purchase or subscribe for any share of stock in either of the Companies; (iii) existing subscriptions, rights, or commitments obligating either of the Companies to issue any shares of their stock or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock; or (iv) existing any stock appreciation, phantom or similar rights outstanding based upon the book value or any other attribute of any of the capital stock of either of the Companies, or the earnings or other attributes of either of the Companies. The Shares constitute 100% of the issued and outstanding shares of stock in HCI. A description of the Shares, and the legal and beneficial owners of each of the Shares, is set forth on Schedule 5.2. On the Closing Date, the delivery by a Seller of stock certificates representing the Shares owned by such Seller in a manner set forth in Section 4.3.5.4 will transfer good and valid title to such Shares to Buyer, free and clear of any lien, pledge, security interest, encumbrance or charge of any kind. All of the issued and outstanding shares of stock of Subsidiary are owned by HCI, and have been duly authorized and are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights. The issued and outstanding shares of stock of the Subsidiary, a description thereof and ownership thereof is described on Schedule
5.2. Schedule 5.2 is true and correct in all material respects.

         5.3. AUTHORIZATION. There is no provision in either of the Companies' articles of incorporation or bylaws which prohibit or limit Sellers' ability to consummate the transactions contemplated to be consummated by Sellers hereunder. Sellers have the full right, power and authority to enter into this Agreement and to consummate all of the transactions and to fulfill all of the obligations contemplated to be consummated or fulfilled by Sellers hereunder. This Agreement constitutes the legal, valid and binding agreement of Sellers enforceable against Sellers in accordance with its terms.

         5.4. FINANCIAL STATEMENTS. The audited consolidated balance sheet of HCI, the Subsidiary and ADM as of December 31, 1997, and related audited income statement for the year ended December 31, 1997, as well as the consolidating balance sheet and consolidating income statement for the year ended December 31, 1997, copies of which have been previously delivered to Buyer, and which are attached hereto as Schedule 5.4, have been prepared in accordance with GAAP, and fairly present in all material respects the financial position and the results of operations of HCI, the Subsidiary, and ADM as of the dates and for the periods indicated. Except for (i) normal year-end adjustments, and (ii) disclosures customarily made in the notes to audited financial statements, the unaudited consolidated balance sheet of the Companies (excluding ADM) as of April 30, 1998 (the "Latest Balance Sheet"), and related unaudited income statement and cash flow statement for the year-to-date as of April 30, 1998, copies of which have been previously delivered to Buyer, and which are attached hereto as Schedule 5.4, fairly present in all material respects the financial position and the results of operations of the Companies (excluding ADM) as of the dates and for the periods indicated. The Accounts reflected on the Latest Balance Sheet (i) represent bona fide accounts incurred in the ordinary course of business, and represent obligation of third parties to pay for services actually rendered or goods actually provided, leased or rented, in each case, by either of the Companies, and (ii) except as noted in the Schedules hereto, based on historical practice, the Accounts reflected on the Latest Balance Sheet represent collectible obligations owing to the Companies, except for the non-collection of those Accounts which, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect.

         5.5. BOOKS AND RECORDS. The books and records of the Companies are true and correct in all material respects. Except as required by GAAP, since December 31, 1996, there has not been a significant change in the accounting methods or practices of the Companies.

         5.6. NO CONFLICT OR VIOLATION. Except for obtaining the consents listed on Schedule 5.6 (the "Required Consents"), and neither the execution and delivery of this Agreement by Sellers, nor the performance by Sellers of the transactions contemplated to be consummated by Sellers hereby, will result in:
(i) a breach of, or right of termination, forfeiture or default under any term, condition or provision of any Material Agreement or Material Permit to which either of the Companies is a party; or (ii) a violation of any Material Law, or order, judgment, writ, injunction, decree or award applicable to either of the Companies. No authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of either of the Companies or any of the Sellers for the consummation by the Sellers of the transactions contemplated by this Agreement, including, without limitation, under the Hart-Scott-Rodino Act.

         5.7. NO BURDENSOME RESTRICTIONS. Neither of the Companies is a party to any Material Agreement, the performance of which could reasonably be likely to have a Material Adverse Effect.

         5.8. LITIGATION AND PROCEEDINGS. Except as set forth on Schedule 5.8, there are no proceedings currently pending or, to Sellers' Knowledge, currently threatened against or directly affecting either of the Companies or any of their Assets or their directors, officers or employees (in their capacities as such). Since December 31, 1996, neither of the Companies have been charged with, nor to Sellers' Knowledge is under investigation with respect to any charge, which has not been resolved concerning any violation of any Material Law or Material Permit. Except as set forth on Schedule 5.8, neither the Companies nor their Assets are subject to any judgment, order, writ, injunction, or decree of any governmental authority which is presently in effect. There is no proceeding currently pending or, to Sellers' Knowledge, currently threatened against, either of the Companies which challenges the validity of this Agreement or the transactions contemplated hereunder, or otherwise seeks to prevent the consummation of such transactions.

         5.9. ASSETS. Except as set forth on Schedule 5.9, since December 31, 1997, there has not been any acquisitions or dispositions of assets owned or leased by either Company, except in the ordinary course of business of such Company. Except as set forth on Schedule 5.9, none of the assets owned by the either of the Companies is subject to a lien, security interest or encumbrance. Except as set forth on Schedule 5.9, the Companies own or lease all buildings, machinery, equipment and other tangible assets reasonably necessary for the conduct of its business as currently being conducted. All Inventory reflected on the Latest Balance Sheet is in the possession or under the control of the Companies, except for Inventory which is (i) currently being rented or leased to, or held by, a customer of either of the Companies, or (ii) in transit with a common carrier for delivery to or from a customer of either of the Companies or to or from either of the Companies. Each item of Inventory is in good working order and operating condition, except for ordinary repairs, customary wear and tear, or where the failure to be in such condition would not reasonably be likely to have a Material Adverse Effect. The Accounts that are owned by the Companies have been created in the ordinary course of business, and represent bona fide transactions. HCI owns no assets other than the stock of Subsidiary.

         5.10. INTELLECTUAL PROPERTY. Schedule 5.10 lists or identifies all of the Intellectual Property owned by the Companies. Since December 31, 1996, none of the Intellectual Property has given rise to any written claim by any third party that either of the Companies has infringed upon the rights of any other Person. Since February 15, 1995 (i) neither the Companies nor the Sellers have received any written notice of any infringement, misappropriation or violation by either Company of any intellectual property (of the type described in clauses
(i) through (v) of the definition of Intellectual Property contained herein) of any third parties, and (ii) the Companies have not infringed, misappropriated or violated any such intellectual property (of the type described in clauses (i) through (v) of the definition of Intellectual Property. The Companies' own or license all of the Intellectual Property reasonably necessary for the operation of their business as currently conducted.

         5.11. CONTRACTS, LEASES, AND LICENSES. Except for leases and subleases of real estate, set forth on Schedule 5.12, set forth on Schedule 5.11, is a complete and correct list of (a) all written contracts, leases, licenses and other agreements to which a Company is a party that are currently in effect with annual payments by either of the Companies or the other parties thereto in excess of $10,000.00; (b) all commitments for capital expenditures in excess of $10,000; (c) all agreements which prohibit either of the Companies from freely engaging in business anywhere in the world; (d) all agreements or indentures evidencing, the borrowing of money by, or the mortgaging, pledging or otherwise placing a lien on any of the assets of, the Companies; (e) all guarantees of either of the Companies of any obligation for borrowed money or other obligation of any third party; or (f) all license agreements or other agreements providing for the payment or receipt of royalties in excess of $10,000 per year by either of the Companies in connection with the Intellectual Property rights listed on
Schedule 5.10 (the "Significant Contracts"). The Significant Contracts have not been modified or amended except as disclosed on Schedule 5.11. Except as disclosed on Schedule 5.11, neither of the Companies is in breach of any such Significant Contracts, and, except as set forth on Schedule 5.11, to Seller's Knowledge, none of the other parties to such Significant Contracts are in breach thereof.

         5.12. REAL ESTATE LEASES. Neither of the Companies owns any real property. Set forth on Schedule 5.12 is a complete and correct description of all leases and subleases with respect to real property that are currently in effect to which either of the Companies is a party, whether as a lessor, lessee, sublessor, sublessee (collectively, the "Leases"). The Leases are, with respect to the Companies, in full force and effect and have not been modified or amended except as disclosed on Schedule 5.12. Except as disclosed on Schedule 5.12, neither of the Companies is in breach of any such Leases (and to Seller's Knowledge no circumstances exist which, if unremedied, would, either with or without notice or the passage of time or both, result in such a breach by either of the Companies), except for breaches that could not reasonably be likely to have a Material Adverse Effect and, except as set forth on Schedule 5.12, to Seller's Knowledge, none of the other parties to such Leases are in breach thereof.

         5.13. LIABILITIES. Neither of the Companies has any liability or obligation, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, and whether liquidated or unliquidated (individually, a "Liability," collectively, the "Liabilities"), except: (i) Liabilities which are set forth in the Companies' December 31, 1997, balance sheets; (ii) Liabilities which have arisen after the date of the Companies' December 31, 1997, balance sheets and have been incurred in the ordinary course of business none of which is a material uninsured Liability or which could have a Material Adverse Effect; (iii) as otherwise specifically set forth in any Schedule to this Agreement; and (iv) Liabilities which are accounts payable incurred in the ordinary course of business.

         5.14. TAXES. Except as set forth on Schedule 5.14, since February 15, 1995, each of the Companies has duly and timely filed, all tax returns required to be filed by it (the "Tax Returns"), there are currently no pending extensions to file any Tax Returns, and all such Tax Returns were, at the time of filing, correct and complete. Except as set forth on Schedule 5.14, since February 15, 1995, no governmental authority has conducted, nor is any governmental authority currently conducting, an audit of either of the Companies, nor since February 15, 1995, has any governmental authority asserted any claim for the assessment of any additional tax liability or initiated any action or proceeding which could result in such an assertion (other than those which have already been paid). Except as set forth on Schedule 5.14, since February 15, 1995, each of the Companies has paid all taxes required to be paid by it on or prior to the date any such payments would be due without incurring any penalties. The Companies have reserved on the Latest Balance Sheet, in accordance with GAAP, reserves that are reasonably adequate for the payment of any taxes not yet due and payable. For periods after February 15, 1995, (i) there is no assessment of any additional taxes of either Company, and (ii) to Seller's Knowledge there are no unresolved claims or disputes concerning the liability for taxes owing by either Company. Neither Company is a party to any tax sharing agreement, contract or arrangement that would cause such Company to be obligated to pay any tax obligation of any other person. Neither Company is a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code and the consummation of the transactions contemplated by this Agreement will not be a factor causing payments to be made by either Company that are not deductible (in whole or in part) under Section 280G of the Code. For purposes of this Agreement, the term "taxes" means all taxes, charges, fees, levies, or other assessments.

         5.15. EMPLOYEE BENEFIT PLANS. Set forth on Schedule 5.15 is a complete and correct list of all written employee benefit plans of either of the Companies currently in effect applicable to any of the employees or former employees of either of the Companies or to their respective dependents or beneficiaries (the "Employee Benefit Plans"), copies of which have been provided to Buyer. There are neither presently pending nor, to Sellers' Knowledge, threatened against either of the Companies, any (i) claims or charges or (ii) to Seller's Knowledge, audits or investigations, by any governmental authority, labor organization, employee or former employee of either of the Companies or participant or beneficiary of any Employee Benefit Plan alleging that either of the Companies or such Employee Benefit Plan (or any fiduciary) has violated any law respecting employee benefits or employment claims or charges. Except for the Employee Benefit Plans set forth on Schedule 5.15 or such Employee Benefit Plans predecessors, since February 15, 1995, the Companies have not had any other benefit plans or benefit arrangements for the benefit of its employees. With respect to each Employee Benefit Plan set forth on Schedule 5.15, since February 15, 1995: (i) each such Employee Benefit Plan has been in compliance in form and operation with all applicable laws, regulations and rules, including, without limitation, the filing of all necessary reports with respect to each such Employee Benefit Plan, and to the extent applicable, the requirements of the Code, and the Employee Benefit Plans have not been operated in any manner that would result in the imposition of any fine, penalty, or disallowance of a tax deduction, except to the extent any such noncompliances or impositions would result in a liability to the Companies of $5,000 or less in the aggregate; and
(ii) each such Employee Benefit Plan has been administered in compliance with its respective plan documents.

         5.16. COMPLIANCE WITH LAWS; PERMITS. Except as set forth on Schedule 5.16, since December 31, 1996, neither of the Companies or the Sellers have received any written notice alleging (or any notice of any investigation related to) any violation by either of the Companies of any Material Law. Except as set forth on Schedule 5.16, neither of the Companies' businesses nor the conduct or operation thereof, nor the ownership or use of the Assets, violates any Material Law. Set forth on Schedule 5.16 is a complete and correct list of all Material Permits used in the operation of each of the Companies' businesses. Each of the Companies is in possession of all Permits required for the operation of its business (and any part thereof), and is in compliance with all of the requirements and limitations included in such Permits, except where the failure to be in possession of any such Permits or in compliance with any such Permits could not reasonably be likely to have a Material Adverse Effect.

         5.17. EMPLOYMENT AGREEMENTS; LOANS FROM OR TO EMPLOYEES. Set forth on
Schedule 5.17 is a list of all written or oral employment agreements or contracts currently in effect with any employees or former employees of the Companies or relating to severance pay for any such person. There are no amounts in excess of normal withholdings and wages or customary reimbursements owed by either of the Companies to any of their respective employees, and there are no amounts owed by any of the Companies' employees to the Companies, except for ordinary advances for travel and similar items.

         5.18. CUSTOMERS AND SUPPLIERS. Schedule 5.18 lists the ten largest customers (by gross revenue) and ten largest suppliers (by Dollar purchase amount) of the Company for the year ended December 31, 1997. Since December 31, 1997, there has not been any change in the Companies' business relationships or any material decrease in the rate of business with any customer or supplier which as of December 31, 1997 was one of the Companies' ten largest customers or ten largest suppliers, other than in the ordinary course of business.

         5.19. LABOR MATTERS. Neither of the Companies have been a party to any labor union contract or collective bargaining agreement, nor, since December 31, 1996, to Sellers' Knowledge, has there been any union organizing activity conducted by either of the Companies' employees with respect to its operations.

         5.20. BROKERS. Except for A. G. Edwards & Sons, Inc., no agent, broker or other Person acting on behalf of Sellers is entitled to a commission or finder's fee in connection with the transaction contemplated by this Agreement.

         5.21. ORDINARY COURSE; NO MATERIAL EFFECT. Since December 31, 1997, except as set forth on Schedule 5.21 (i) the Companies have been operated in the ordinary course of business, (ii) except with regards to any change in the industry in which the Companies operate generally, no event, occurrence or development has occurred which, individually or taken together with all other events, occurrences or developments, could reasonably be likely to give rise to a Material Adverse Effect, and (iii) neither of the Companies has:

              (A) disclosed, to any person other than Buyer and its representatives and other third parties and their representatives who have expressed interest in purchasing the Companies (and/or their assets) from time to time, any proprietary confidential information, in each case other than pursuant to a confidentiality agreement substantially in the form executed by Buyer in connection with the transactions contemplated hereby;

              (B) declared or paid any dividends or other distributions with respect to any shares of capital stock of either of the Companies or redeemed or purchased, directly or indirectly, any shares of such capital stock or any options therefor;

              (C) issued, sold or transferred any of its equity securities, securities convertible into or exchangeable for its equity securities or warrants, options or other rights to acquire its equity securities, or any bonds or debt securities;

              (D) entered into any transaction with any employee, officer, director, or shareholder, other than employment arrangements otherwise disclosed in this Agreement and the Schedules hereto, the agreement between the Subsidiary and ADM executed on or about the Closing Date, or the transactions contemplated by this Agreement;

              (E) suffered any theft, damage, destruction or loss of, or to, any property owned or regularly used by it, whether or not covered by insurance in excess of $25,000 in the aggregate;

              (F) made any capital expenditure not in the ordinary course or inconsistent with the Companies' customary capital expenditure levels;

              (G) made charitable contributions or pledges which in the aggregate exceed $10,000; or

              (H) made or granted any bonus, wage, salary or compensation increase to any director, officer or employee, or made or granted any increase in any benefits provided under any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement, or adopted any new employee benefit plan or arrangement, or made any commitment or incurred any liability to any organized labor organization.

         5.22. INSURANCE. Schedule 5.22 lists each insurance policy maintained by either of the Companies with respect to its respective properties and assets. Prior to the date hereof, the Sellers have delivered to Buyer complete and accurate copies of each of the insurance policies described on Schedule 5.22. All such insurance policies are in full force and effect, and to Seller's Knowledge neither of the Companies is in default with respect to its obligations under any of such insurance policies.

         5.23. AFFILIATE TRANSACTIONS. Except as set for the on Schedule 5.23 and other than as described in or contemplated by this Agreement and the Schedules hereto, none of the Sellers or any member of the immediate family of any such Seller or any entity in which any of the Sellers or members of such Seller's immediate family owns any beneficial interest greater than one percent (1%), has any agreement with either of the Companies (other than employment arrangements) or any interest in any property necessary for the conduct of the business of either of the Companies (other than ownership of capital stock of either of the Companies). For purposes of this Section 5.23, the members of the immediate family of a Seller shall consist of the spouse and minor children of such Seller, or in the case of a Seller which is a trust, the beneficiaries of such trust.

6. DISCLOSURE SCHEDULE.

         6.1. GENERAL. All capitalized terms used in the Disclosure Schedule, unless otherwise defined therein, have the meaning set forth in this Agreement. The section references referred to in the Disclosure Schedule are to Sections of this Agreement. For convenience, some disclosures are cross-referenced to other Sections. For purposes of the Disclosure Schedule, any information which is disclosed on the Disclosure Schedule will, to the extent reasonably apparent, be deemed disclosed for all Sections of Section 5 of the Agreement to which such disclosure is relevant. The items listed in the Disclosure Schedule may not in many cases meet the "materiality" standard, if any, set forth in the corresponding Section of the Agreement, but are being disclosed to assist Buyer after the Closing Date.

7. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Sellers that the statements contained in this Section 7 are correct and complete as of the date of this Agreement.

         7.1. ORGANIZATION. Buyer is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, and has the corporate power and authority to own, lease and operate its assets and properties and to conduct its business as now being conducted.

         7.2. AUTHORIZATION. There is no provision in Buyer's articles or certificate of incorporation or comparable organizational documents or in its bylaws which prohibits or limits Buyer's ability to consummate the transactions contemplated to be consummated by Buyer hereunder. Buyer has the full right, power and authority to enter into this Agreement and to consummate or cause to be consummated all of the transactions and to fulfill all of the obligations contemplated to be consummated or fulfilled by Buyer hereunder. The execution and delivery of this Agreement by Buyer and the due consummation by Buyer of the transactions contemplated to be consummated by Buyer hereby have been duly authorized by all necessary action of the board of directors and shareholders of Buyer. This Agreement constitutes the legal, valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms.

         7.3. NO CONFLICT OR VIOLATION. Neither the execution and delivery of this Agreement by Buyer, nor the consummation by Buyer of the transactions contemplated to be consummated by Buyer hereby nor compliance by Buyer with any of the provisions hereof will result in: (i) a violation of or a conflict with any provision of the articles or certificate of incorporation or comparable organizational documents or bylaws of Buyer; (ii) a breach of, or right of termination, forfeiture or default under any term, condition or provision of any material contractual obligation or material permit to which Buyer is a party or by which any of its assets is bound or affected, or an event which, with the giving of notice, lapse of time or both, would result in any such breach, right of termination, forfeiture or default; (iii) a violation of any applicable law, or order, judgment, writ, injunction, decree or award applicable to and material to Buyer; or (iv) any Person having the right to enjoin, rescind or otherwise prevent or impede the transactions contemplated hereby or to obtain damages from Sellers or to obtain any other judicial or administrative relief as a result of any transaction carried out in accordance with the provisions of this Agreement.

         7.4. LITIGATION AND PROCEEDINGS. There is no controversy pending or, to the knowledge of Buyer, threatened against Buyer which challenges the validity of this Agreement or the transactions contemplated hereunder, or otherwise seeks to prevent the consummation of such transactions.

         7.5. CONSENTS AND APPROVALS. No consent, approval or authorization of any Person, nor any declaration, filing or registration with any governmental authority or other Person, is required to be made or obtained by Buyer in connection with the execution, delivery and performance by Buyer of the transactions contemplated to be consummated by Buyer hereunder. No authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of Buyer for the consummation by the Buyer of the transactions contemplated by this Agreement, including, without limitation, under the Hart-Scott-Rodino Act.

         7.6. BROKERS. No agent, broker or other Person acting on behalf of Buyer is entitled to a commission or finder's fee in connection with the transactions contemplated by this Agreement.

         7.7. NO KNOWLEDGE OF SELLER'S MISREPRESENTATIONS. Except as specifically disclosed by Messrs. Dovenberg and Yun at the July 21, 1998 meeting between them and Jeffrey Singer, neither David E. Dovenberg nor Ted D. Yun has any actual knowledge of any misrepresentation by Sellers in this Agreement or of any breach by Sellers of any of Sellers' representations and warranties contained herein or in any other agreement or certificate executed in connection herewith, which could give rise to a claim for indemnification under Section 9.2.1.

         7.8. SECURITIES. Buyer qualifies and as "accredited investor," or is an entity in which all of its equity owners fall within the definition of "accredited investor" as defined in Regulation D of the Securities and Exchange Commission, promulgated under the Securities Act of 1933, as amended. Buyer has extensive experience in reviewing and assessing the merits and risks and other considerations relating to the desirability of making investments of the kind contemplated hereby. Buyer understands that the

Shares have not been registered with any governmental authority. Buyer is purchasing the Shares for investment for its own account and not with a view to distribution or resale thereof.

8. ACTIONS AFTER THE CLOSING. The parties respectively covenant as follows for the period after the Closing:

         8.1. FURTHER ASSURANCES. From and after the Closing, upon reasonable request of Seller or Buyer, the other party shall, at its own expense, do such further acts as may be reasonably necessary or appropriate to carry out the transactions contemplated by this Agreement, including, without limitation, obtaining consents from any third party. Without limiting the foregoing, from and after the Closing, upon reasonable request of Buyer and at Buyer's expense, Sellers shall do, execute, acknowledge and deliver, all such further acts, assurances, deeds, assignments, transfers, conveyances, powers of attorney and other instruments and papers as may be reasonably required to sell, assign, transfer, convey and deliver to and vest in Buyer ownership of all the Shares consistent with the terms of, this Agreement, and as may be reasonably appropriate otherwise to carry out the transactions contemplated by this Agreement. After the Closing Date, Buyer shall cause the Companies to continue to provide to Brett Woods the leased car currently provided to such employee on the Closing Date under the lease in effect on the Closing Date until the expiration of such lease, and Buyer shall cause the Companies to comply with all terms and conditions of the leases of the cars leased by the Companies on the Closing Date.

         8.2. SELLERS' ACCESS TO MATERIALS. It is recognized that Sellers may need financial or other data with respect to the Companies, the Shares and the Assets covering several fiscal periods prior to the Closing Date. Buyer shall render reasonable cooperation to Sellers and their auditors, attorneys and other representatives for such purpose, including without limitation, access to the books and records (for periods prior to the Closing) of the Companies and the employees of the Companies.

         8.3. BUYER'S RECORD RETENTION. Buyer agrees to preserve and keep all financial and tax business records for a period of six years from the Closing Date or if longer, the period of completion and closure of all United States, state and local tax audits of returns. Other business records including, but not limited to such business records as pertain to environmental and health and safety matters shall be kept as long as required by applicable law or regulations.

         8.4. TAX TREATMENT; TAX RETURNS. Buyer shall not take any action inconsistent with the parties intent to treat the Purchase Price solely as consideration for the Shares. Buyer shall timely file, and cause the Companies to timely file, all tax returns and statements (including, without limitation income tax returns) for the 1998 calendar year and any other assessment or taxing period relating to assessment or taxing periods which encompass both pre-Closing and post-Closing periods.

         8.5. DELIVERY OF CLOSING STATEMENT OF DEBT. On the Closing Date, the Sellers shall deliver a statement of all existing Debt as of the Business Day immediately preceding the Closing Date (the "Closing Statement of Debt"), which shall fairly represent the amount of Debt of the Companies as of such date.

         8.6. COVENANT NOT TO COMPETE; COVENANT NOT TO SOLICIT.

              8.6.1. Each Seller hereby agrees that, for a period of three years following the Closing Date, such Seller will not, directly or indirectly, without the prior written consent of the Buyer, engage in activities in North America which are competitive with the business actually conducted by the Companies or Buyer on the Closing Date. The covenant set forth herein shall be conditioned on Buyer fully performing all its obligations under this Agreement.

              8.6.2. Notwithstanding subsection 8.6.1, any Seller may, directly or indirectly, (i) acquire (by merger or otherwise) any business (an "Acquired Business") that includes a business which is then engaged in a business competitive with the activities of the business actually conducted by the Buyer or the Companies on the Closing Date (such portion of the Acquired Business, being a "Competitive Business") if the acquisition of the Competitive Business is incidental to the merger or acquisition of the Acquired Business, provided, however, if the Competitive Business represents more than five percent (5%) of the aggregate sales revenues of the entire Acquired Business for the twelve (12) calendar months immediately preceding the closing of the acquisition of the Acquired Business, then Seller, as applicable, shall within twenty four months
(24) from the date of the closing of the Acquired Business, sell, exchange or transfer such portion of the Competitive Business so that the portion, if any, of the Competitive Business that remains with Seller and its Subsidiaries is not more than five percent (5%) of the aggregate sales revenues of the Acquired Business for the twelve (12) calendar months immediately preceding the closing of the disposition of such portion of the Competitive Business, or (ii) acquire for investment purposes an equity position of less than five percent (5%) of the voting interest of a third party who is engaged in a Competitive Business.

              8.6.3. Notwithstanding subsection 8.6.1, nothing contained herein shall prohibit ADM or Sellers, through their ownership interest in ADM, from conducting the business of ADM substantially as conducted on the Closing Date. The parties hereto agree that ADM's business as conducted on the Closing Date is the renting or leasing of equipment which is paid for by third party payors (as opposed to the lessee) or provided to certain users on a subcontracting basis (e.g. the arrangement between ADM and Unity Health Services, pursuant to which ADM provides the equipment and set up).

              8.6.4. Each Seller agrees that for a period of three years after the Closing Date, such Seller shall not, directly or indirectly, (i) offer to provide to any third party who is a customer of the Companies or the Buyer on the Closing Date, the type of services any such customer receives from either of the Companies or Buyer on the Closing Date, without the prior written consent of Buyer, or (ii) encourage any such customer to terminate or alter such customer's relationship with either of the Companies (or its successor by merger).

              8.6.5. Each Seller hereby agrees that, for a period of three years after the Closing Date, it shall not, directly or indirectly, solicit for employment, offer to hire, or hire, without the prior written consent of Buyer, any individual who, as of the Closing Date, was a full time, active employee of either of the Companies or Buyer or who subsequent to the date of this Agreement becomes a full time, active employee of either of the Companies or Buyer (an "Employee"), provided that this provision shall not apply to (i) any such Employee whose employment relationship with either of the Companies or Buyer has been terminated for at least three months prior to the date of such hiring, or
(ii) any such Employee whose employment is terminated, for any reason, by the Companies or Buyer. Notwithstanding the foregoing, nothing contained in this Subsection 8.6.5 shall prohibit any Seller from directly or indirectly hiring any Employee who responds to an advertisement or solicitation made to the general public, except for management Employees and sales Employees (who may otherwise be so employed, directly or indirectly, by a Seller, pursuant to the preceding sentence).

              8.6.6. This Section 8.6 shall not apply in any respect to the Charities or the Trust, and the term "Sellers" as used in this Section 8.6 shall not include the Charities or the Trust. This Section 8.6 shall not apply in any respect to Jeffrey L. Singer, and the term "Sellers" as used in this Section 8.6 shall not include Jeffrey L. Singer, and the restrictions of the type described in this Section 8.6 are set forth in the employment agreement by and between Jeffrey L. Singer and Buyer, of even date herewith.

         8.7. COOPERATION ON INSURANCE MATTERS. The Sellers agree reasonably to cooperate in any effort by Buyer or either of the Companies following the Closing Date to recover under the insurance policies referred to in Section 5.22 for losses relating to occurrences prior to the Closing Date or under the indemnification provisions contained in the Asset Purchase Agreement dated as of January 31, 1997 by and between Omni Medical Supply, Inc. and the Company.

         8.8. OMNI PAYMENTS. Buyer shall, within sixty (60) days following the Closing Date, pay the full amount required to terminate the Subsidiary's obligations to pay commissions pursuant to Section 9(d) of that certain Asset Purchase Agreement dated as of January 31, 1997 by and between Omni Medical Supply ("Omni") and Home Care Instruments, Inc. (the "Commission Termination Payment") (unless Buyer has terminated such obligations, but is withholding payment of the Commission Termination Payment as a result of a good faith dispute with Omni). In the event that Buyer shall not make the Commission Termination Payment in accordance with the foregoing sentence, then Buyer shall (subject to the proviso to this sentence), within sixty-five (65) days following the Closing Date, pay to the Sellers an additional amount of Ninety Five Thousand Dollars ($95,000), and the failure of Buyer to make such payment shall not be subject to the limitations contained in Section 9.4.2; provided, however, if Buyer resolves any such good faith dispute with Omni, and the result of such resolution is that no Commission Termination Payment is to be made or the Commission Termination Payment is to be reduced, then, within ten (10) days of such resolution (i) if no Commission Termination Payment is to be made to Omni, then the Additional Amount shall be paid to Sellers in accordance with this Section, and (ii) if the Commission Termination Payment is reduced, one half of the Dollar amount of such reduction shall be paid to Sellers in accordance with this Section.

         8.9. EMPLOYEES. Each employee's time of employment with either of the Companies will be recognized by the Buyer, and credited for the benefit of each employee, for computing severance payments under Buyer's standard severance policies (unless an employee has a written employment agreement with Buyer providing for greater severance, in which case such written employment agreement will govern). In the event that Buyer shall, within one year from the Closing Date, terminate any of the employees of the Companies listed on Schedule 8.9 hereto, then Seller shall, in connection with such termination, have the sole discretion to require Buyer to pay up to Seventy Five Thousand Dollars ($75,000) in the aggregate to such employees as additional severance (e.g. in addition to Buyer's standard severance payments). The failure of Buyer to make such payments shall not be subject to the limitations contained in Section 9.4.2. Buyer will use reasonable efforts to provide prior notice to Seller in the event of any such termination to enable Seller to promptly determine the amount of severance (but Buyer shall have no liability for failure to provide any such notice).

         8.10. SELLER'S EXPENSES. Sellers shall pay, at Closing, all liabilities incurred by them either in respect of legal fees and expenses, investment banking fees and expenses, and accounting fees and expenses incurred in connection with the sale by the Sellers of the Shares, and Seller's shall indemnify and hold harmless Buyer and the Companies with respect to the foregoing fees, costs and expenses. The failure of Sellers to make such payments shall not be subject to the limitations contained in Section 9.4.1.

9. INDEMNIFICATION.

         9.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; SURVIVAL OF COVENANTS.

              9.1.1. The representations and warranties contained in this Agreement shall survive the Closing and shall remain in full force and effect for 365 days following the Closing Date, but subject to all express limitations and other provisions contained in this Agreement; provided, however, the representations and warranties of Seller as contained in Sections 5.1, 5.2, 5.3, and 5.14, and the representations and warranties of Buyer contained in Sections
7.1 and 7.2 in each case shall survive to the later of 365 days following the Closing Date or the termination of the applicable statute of limitations.

Failure of a party to give notice of a claim based on an inaccuracy or breach of a representation or warranty in this Agreement within the applicable survival periods shall constitute a waiver of such claim.

              9.1.2. The covenants contained herein shall survive the Closing in accordance with their respective terms.

         9.2. INDEMNIFICATION.

              9.2.1. Subject to Section 9.4 and except as expressly provided to the contrary in this Agreement, Sellers (other than the Charities) agree to indemnify and hold the Buyer harmless from and against all demands, actions or causes of action, assessments, losses, costs, expenses, debts, claims, liabilities and obligations (including, without limitation, interest, penalties, and reasonable attorneys' fees and expenses), but in no event including special. exemplary, or punitive damages (collectively, "Damages") to the extent arising out of or resulting from Sellers' (other than the Charities) breach of representation or warranty, covenant or agreement contained herein. The foregoing indemnification obligation of the Sellers (other than the Charities) shall be joint and several.

              9.2.2. Subject to Section 9.4 and except as expressly provided to the contrary in this Agreement, Buyer agrees to indemnify and hold the Sellers (including, without limitation, the Charities and all beneficiaries of any trust which is a Seller), harmless from and against all Damages to the extent arising out of or resulting from (i) Buyer's breach of representation or warranty, covenant or agreement contained herein, (ii) any liability arising from and after the Closing Date for violation or breach of any laws arising due to Buyer's or the Companies' actions or omissions relating to the hiring, termination, or retention of any of the Companies' employees, and the employment or termination of employment of any such individuals by Buyer or any of the Companies, and (iii) the car leases listed in Schedule 5.11.

              9.2.3. The above indemnification obligations expressly apply whether or not liability is based on negligence, in whole or in part, of the indemnified party and irrespective of the legal theory or cause of action and whether for injury or death to the indemnified party's own employees.

              9.2.4. As used in this Agreement, (i) "Indemnifying Party" shall mean any party which is required to indemnify any other party pursuant to the terms hereof, and (ii) "Indemnified Party" shall mean any party which is entitled to be indemnified by any other party pursuant to the terms hereof.

         9.3. PROCEDURE FOR INDEMNIFICATION.

              9.3.1. In the event that, from and after the Closing Date, a claim is asserted by a third party against any Indemnified Party, with respect to any matter to which the indemnities contained in this Section 9 relate, the Indemnified Party shall give prompt written notice to the Indemnifying Party, and the Indemnifying Party shall have the right, at its election, to take over the defense or settlement (such settlement to be made only with the prior written consent of the other party which shall not be unreasonably withheld) of such claim at its own expense by giving prompt notice to the Indemnified Party; provided, however, that (a) the Indemnified Party shall at all times have the right, at its option and expense, to participate fully therein, and (b) if the Indemnifying Party does not give such notice and does not proceed diligently to defend the claim within thirty (30) days after receipt of such notice of the claim, the Indemnified Party shall have the right, but not the obligation, to undertake the defense of such claim for the account of and at the risk of the Indemnifying Party and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make as to such claim. The parties shall cooperate in defending any such third party's claim, and the defending party shall have reasonable access to the books and records, and personnel in the possession or control of the other party which are pertinent to the defense. The parties agree that any Indemnified Party may join an Indemnifying Party in any action, claim or proceeding brought by a third party, as to which any right of indemnity created by this Agreement would or might apply, for the purpose of enforcing any right of indemnity granted to such Indemnified Party pursuant to this Agreement. Any failure by an Indemnified Party to provide the notice required by the first sentence of this Section shall relieve the Indemnifying Party to whom such notice was not provided of liabilities and indemnification under this Section 9 with respect to such matter to the extent, but only to the extent, that such non-notified Indemnifying Party is prejudiced by the lack of such timely and adequate notice.

              9.3.2. Subject to Section 9.4, the costs and expenses, including reasonable fees and disbursements of counsel as permitted under Section 9.3.1, incurred by any Indemnified Party in connection with any claim shall be reimbursed on a quarterly basis by the Indemnifying Party, without prejudice to the Indemnifying Party's right to contest the Indemnified Party's right to indemnification and subject to refund in the event the Indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

         9.4. LIMITATIONS.
Except as otherwise expressly provided in this Agreement, after the Closing, each party's respective obligations for a breach of a representation or warranty are subject to the following:

              9.4.1. As used in this Section 9.4.1, the term "Sellers" shall not include the Charities. Sellers will not have any liability or obligations (including, without limitation, for Damages), under Section 9.2 or otherwise, arising out of or resulting from the breach of Sellers' representations and warranties, contained in Section 5 of this Agreement, the Schedules hereto, or any in any other document, certificate or agreement executed or delivered in connection with this Agreement ("Seller Representation and Warranty Losses") until the aggregate amount of the Seller Representation and Warranty Losses incurred or suffered by Buyer exceed a total of One Hundred Ninety Five Thousand Dollars ($195,000) (the "Seller Basket Amount"); and if the cumulative aggregate amount of such Seller Representation and Warranty Losses exceeds the Seller Basket Amount, then Sellers shall be obligated with respect to such Seller Representation and Warranty Losses, only for or with respect to the amount by which the cumulative aggregate Seller Representation and Warranty Losses under this Agreement exceed the Seller Basket Amount; provided that in no event shall Sellers be obligated with respect to aggregate Seller Representation and Warranty Losses under this Agreement which exceed a cumulative aggregate total of One Million Seven Hundred Fifty Five Thousand Dollars ($1,755,000).

              9.4.2. Buyer will not have any liability or obligations (including, without limitation, for Damages), under Section 9.2 or otherwise, arising out of or resulting from the breach of Buyer's representations and warranties contained in Section 7 of this Agreement, the Schedules hereto, or any in any other document, certificate or agreement executed or delivered in connection with this Agreement ("Buyer Representation and Warranty Losses") until the aggregate amount of the Buyer Representation and Warranty Losses incurred or suffered by Seller exceed a total of One Hundred Ninety Five Thousand Dollars ($195,000) (the "Buyer Basket Amount"); and if the cumulative aggregate amount of such Buyer Representation and Warranty Losses exceeds the Buyer Basket Amount, then Buyer shall be obligated with respect to such Buyer Representation and Warranty Losses, only for or with respect to the amount by which the cumulative aggregate Buyer Representation and Warranty Losses under this Agreement exceed the Buyer Basket Amount; provided that in no event shall Buyer be obligated with respect to aggregate Buyer Representation and Warranty Losses under this Agreement which exceed a cumulative aggregate total of One Million Seven Hundred Fifty Five Thousand Dollars ($1,755,000).

              9.4.3. Each of the parties covenants and agrees that it will use its reasonable efforts to mitigate any Damages with respect to which such party is or may become entitled to be indemnified by the other party pursuant to this Agreement.

              9.4.4. In determining the amount of Damages for which an Indemnified Party is entitled to seek indemnity hereunder, net amounts paid or recovered (and the Indemnified Party shall use reasonable efforts to file and support claims therefor short of litigation) under third party insurance policies (excluding self-insurance), contractual or other rights of recovery, indemnification or contribution shall reduce the amount for which indemnification may be sought as shall the actual net tax effect of Damages on the tax liability of the Indemnified Party.

              9.4.5. Except, in each case, as expressly set forth in this Agreement, the Schedules hereto or any document or certificate delivered by Sellers to Buyer under this Agreement, (i) SELLERS MAKES NO REPRESENTATIONS OR WARRANTIES (WHETHER EXPRESS OR IMPLIED) OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR USE OR OTHERWISE IN REGARD TO THE SHARES OR THE ASSETS;
(ii) except as expressly provided in this Agreement, the Schedules hereto or any document or certificates delivered by Sellers to Buyer under this Agreement, Sellers undertake no liability for any damage, loss, expense or claim or any other matter relating to any cause whatsoever arising under or pursuant to this Agreement, (whether such cause be based in contract, negligence, strict liability, other tort or otherwise), and in no event shall Sellers be liable for special, exemplary, or punitive damages to Buyer, and (iii) Sellers shall not be liable for, and Buyer assumes liability for, all personal injury and property damage connected with the handling, transportation, possession, or other use or resale of any of the Assets from and after the Closing Date whether such Assets are used or resold alone or in combination with any other material.

              9.4.6. Subject to the limitations on indemnity obligations as set forth in this Section 9, the representations, warranties and covenants of the parties set forth herein shall survive the Closing, regardless of any investigation made by or on behalf of the parties hereto or the results of any such investigation, and the participation of the parties in the consummation of the transactions contemplated herein will not constitute a waiver of any representation, warranty or covenant of any other party hereto.

         9.5. ESCROW. On the Closing Date, Buyer shall deliver $1,755,000 of the Purchase Price to an escrow agent (the "Escrow Agent") selected by the Sellers with the consent of Buyer, to fund the indemnification obligations described in this Section 9.2.1. Such funds shall be held in an account by the Escrow Agent pursuant to an escrow agreement substantially in the form attached as Exhibit
9.5 to this Agreement, among Buyer, the Sellers and the Escrow Agent, to be executed on and dated as of the Closing Date.

         9.6. TAXES. Sellers make no representation as to the tax liability, if any, of Buyer or the Companies as a result of the consummation of the transactions contemplated hereby (including, without limitation, if the Companies are merged or liquidated), and Seller's shall have no liability or obligation to indemnify Buyer for any such tax liability.

10. GENERAL PROVISIONS.

         10.1. SPECIAL PROVISION REGARDING CHARITIES. Notwithstanding anything contained herein or in any other agreement, document or certificate executed in connection herewith:

         (i) Each Charity makes only the following representations and warranties and only with respect to itself, and makes no other representations or warranties of any kind or nature (A) the Shares owned by such Charity are not subject to any lien or security interest,
         (B) such Charity has the full right, power and authority to enter into this Agreement and to consummate all of the transactions and to fulfill all of the obligations contemplated to be consummated or fulfilled by such Charity hereunder, (C) there is no provision in such Charity's organizational documents that prohibits or limits its ability to consummate the transactions contemplated to be consummated by such Charity hereunder, and (D) this Agreement constitutes the legal, valid and binding agreement of such Charity enforceable against such Charity in accordance with its terms. The representations and warranties in this Section shall survive for 365 days following the Closing Date, and in the event of a breach thereof, such Charity shall have liability for Damages to Buyer only up to the amount of the Purchase Price actually received by such Charity.

         (ii) The only covenant or other agreement of the Charities owing to Buyer under or with respect to this Agreement and the transactions contemplated hereby shall be each Charity's agreement to sell its Shares.

         (iii) Except as specifically set forth in clause (i) above, the Charities shall have no obligation to indemnify the Buyer hereunder, and shall have no liability to Buyer of any kind or nature, including, without limitation for Damages, whether hereunder, or under any law, rule or regulation, or at equity.

         (iv) Buyer hereby irrevocably releases and discharges forever, the Charities from any Damages of any kind or nature, except for a breach of the representations and warranties of the Charities set forth in clause (i) of this Section 10.1, and subject to the limitations and qualifications contained in this Section 10.1.

         10.2. ACCOUNTING TERMS. All accounting terms not specifically defined herein are to be construed in accordance with GAAP.

         10.3. AMENDMENT AND MODIFICATION. No amendment, modification, supplement, consent or waiver of any provision of this Agreement, nor consent to any departure therefrom, will in any event be effective unless the same is in writing and is signed by the party against whom enforcement of the same is sought. Any waiver of any provision of this Agreement and any consent to any departure from the terms of any provision of this Agreement is to be effective only in the specific instance and for the specific purpose for which given.

         10.4. ASSIGNMENTS. No party may assign or transfer any of its rights or obligations under this Agreement to any other Person without the prior written consent of the other party; provided, however, Buyer may collaterally assign its rights hereunder, but not its obligations hereunder, to any lender(s) providing financing to Buyer secured by substantially all of Buyer's assets; provided further, however, any such collateral assignment shall not amend, expand or alter the terms of this Agreement.

         10.5. CAPTIONS. Captions contained in this Agreement have been inserted herein only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

         10.6. COUNTERPART FACSIMILE EXECUTION. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile document is to be re-executed in original form by the parties who executed the facsimile document. No party may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section.

         10.7. COUNTERPARTS. This Agreement may be executed by the parties on any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart.

         10.8. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, letters of intent, understandings, negotiations and discussions of the parties, whether oral or written except that the Confidentiality Agreement remains in full force and effect and is in no way or manner amended or terminated or otherwise affected by the execution of this Agreement, and the Confidentiality Agreement shall remain in full force and effect.

         10.9. EXHIBITS; RECITALS. All of the Exhibits and Schedules attached to this Agreement are deemed incorporated herein by reference. The Recitals to this Agreement are substantive in nature and a part of this Agreement.

         10.10. FAILURE OR DELAY. No failure on the part of any party to exercise, and no delay in exercising, any right, power or privilege hereunder operates as a waiver thereof; nor does any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. No notice to or demand on any party in any case entitles such party to any other or further notice or demand in similar or other circumstances.

         10.11. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder are to be governed by and construed and interpreted in accordance with the laws of the State of Missouri applicable to contracts made and to be performed wholly within Missouri, without regard to choice or conflict of laws rules.

         10.12. LEGAL FEES, COSTS. Unless specifically stated otherwise herein, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby are to be paid by the party incurring such costs and expenses. Buyer agrees to pay directly all taxes, recording fees, and other charges incurred as a result of the consummation of the Transactions contemplated by this Agreement.

         10.13. NO JOINT VENTURE OR PARTNERSHIP. The parties agree that nothing contained herein is to be construed as making the parties joint venturers or partners.

         10.14. NOTICES. All notices, consents, requests, demands and other communications hereunder are to be in writing, and are deemed to have been duly given or made: (i) when delivered in person; (ii) three days after deposited in the United States mail, first class postage prepaid; (iii) in the case of overnight courier services, one business day after delivery to the overnight courier service with payment provided; or (iv) in the case of fax, when sent, verification received; in each case addressed as follows:

               IF TO SELLERS:
                                14790 Brook Hill Drive
                                Chesterfield, MO 63017
                                Attn:  Jeffrey L. Singer
                                Confirming No.: (314) 230-9006

                          WITH A COPY TO:

                                Lewis, Rice & Fingersh, L.C.
                                500 North Broadway, Suite 2000

                                St. Louis, Missouri  63102
                                Attn:  John J. Riffle, Esq.
                                Fax #:  (314) 241-6056
                                Confirming No.: (314) 444-7600

                       AND WITH AN ADDITIONAL COPY TO:

                                The Handshake Group
                                11750 Westline Industrial Drive
                                St. Louis, Missouri  63146
                                Attn:  Mr. Todd B. Siwak
                                Fax #:  (314) 692-2133
                                Confirming No.: (314) 993-8890

                       IF TO BUYER:

                                Universal Hospital Services, Inc.
                                1250 Northland Plaza
                                3800 West 80th Street
                                Bloomington, MN  55431-4442
                                Attention: Mr. David E. Dovenberg, President Fax #: (612) 893-3237
                                Confirming No.: (612) 893-3237

                       WITH A COPY TO:

                                Dorsey & Whitney LLP
                                Pillsbury Center South
                                220 South Sixth Street
                                Minneapolis, Minnesota  55402
                                Attention:  Elizabeth C. Hinck, Esq.
                                Fax #:  (612) 340-8738
                                Confirming No.: (612) 340-2600

or to such other address as any party may designate by notice to the other party in accordance with the terms of this Section.

         10.15. PUBLICITY. Any publicity release, advertisement, filing, public statement or announcement made by or at the request of any party regarding this Agreement or any of the transactions contemplated hereby is to be first reviewed by and must be reasonably satisfactory to the other party, except as required by law.

         10.16. SEVERABILITY. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction is, as to such jurisdiction, ineffective to the extent of any such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof, or affecting the validity, enforceability or legality of such provision in any other jurisdiction, unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

         10.17. SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO SHALL BE

BROUGHT IN THE COURTS OF THE STATE OF MISSOURI LOCATED IN ST. LOUIS COUNTY, MISSOURI OR ANY COURT OF THE UNITED STATES OF AMERICA FOR THE EASTERN DISTRICT OF MISSOURI AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF SUCH COURTS. THE PARTIES IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO EACH OF THE OTHER PARTIES AT ITS ADDRESS PROVIDED HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.

         10.18. SUCCESSORS AND ASSIGNS. All provisions of this Agreement are binding upon, inure to the benefit of and are enforceable by or against the parties and their respective heirs, executors, administrators or other legal representatives and permitted successors and assigns.

         10.19. THIRD-PARTY BENEFICIARY. This Agreement is solely for the benefit of the parties and their respective successors and permitted assigns, and no other Person has any right, benefit, priority or interest under or because of the existence of this Agreement.

         10.20. JOINT NEGOTIATION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises regarding this Agreement, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

         10.21. COMMITMENTS NOT ASSIGNED. Notwithstanding anything contained herein to the contrary, to the extent that any contract or agreement which by its terms prohibits the transactions contemplated hereby without the consent of a third party who is a party thereto, or without novation of the same, and such consent is not obtained or novation effected, as the case may be, this Agreement shall not constitute an assignment or an attempted assignment thereof. With respect to any such contract or agreement for which consents are not obtained as of Closing Date, Seller and Buyer shall use their respective reasonable efforts to effectuate such assignment, but the failure to obtain such assignment shall not be a breach of any representation or warranty of Sellers herein.

         10.22. LEGEND. Buyer acknowledges and understands that the following restrictive legend, or an appropriate equivalent, will be sent forth on the certificates representing the Shares and the stock of the Subsidiary:

                "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF EXEMPTION THEREFROM UNDER SAID ACT OR THE RULES AND REGULATIONS PROMULGATED THEREUNDER."

         10.23. BUYER'S ACKNOWLEDGEMENT OF ACCESS. Buyer acknowledges that (i) the tangible personal property included in the Assets constitutes used property;
(ii) Sellers are selling the Shares to

Buyer, and Buyer is purchasing and accepting such Shares pursuant to Buyer's independent investigation and examination and on the basis described in this Section and the representations and warranties of Sellers in this Agreement and the Schedules hereto or in the documents or certificates delivered by Sellers hereunder at Closing; and (iii) except as expressly set forth in this Agreement and the Schedules hereto or in documents or certificates delivered hereunder by Sellers at Closing, Sellers are not making any representation, warranty or statement, oral or written, of Sellers or any representative thereof, relative to the condition of the Shares, the Assets, or the condition, financial or otherwise, of the Companies.

         10.24. SPECIFIC PERFORMANCE. The parties hereto agree that if for any reason any party hereto shall have failed to perform such party's obligations under this Agreement, then any other party hereto seeking to enforce this Agreement against such nonperforming party, in addition to all other remedies available to it, shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

      {remainder of page intentionally left blank; signature page follows}

         In witness hereof, the parties hereto have duly executed and delivered this Stock Purchase and Sale Agreement as of the date first written above.




                                ----------------------------------
                                Jeffrey L. Singer


                                ----------------------------------
                                 Todd B. Siwak,


                                ----------------------------------
                                 Roger I. Siwak


                                ----------------------------------
                                The Michael Singer Family Trust,
                                Michael S. Singer, Trustee


                                CENTER OF CONTEMPORARY ARTS


                                By:
                                   -------------------------------
                                Name:
                                     -----------------------------
                                Title:
                                      ----------------------------

                                THE JEWISH FEDERATION OF ST. LOUIS


                                By:
                                   -------------------------------
                                Name:
                                     -----------------------------
                                Title:
                                      ----------------------------


                                UNIVERSAL HOSPITAL SERVICES, INC.


                                By:
                                   -------------------------------
                                Name:
                                     -----------------------------
                                Title:
                                      ----------------------------

                                 ACKNOWLEDGEMENT

         Each of the undersigned acknowledges and agrees to each of the terms and conditions contained in the foregoing Stock Purchase and Sale Agreement as amended from time to time (as amended from time to time, the "Agreement"), and agrees to be bound thereby. Upon completion of the transactions described in the Agreement, HCI Acquisition Corp. will change its stock record books to reflect such transaction.

Dated as of July 30, 1998


                                HCI ACQUISITION CORP.



                                By:
                                   -------------------------------
                                Name:
                                     -----------------------------
                                Title:
                                      ----------------------------


                                HOME CARE INSTRUMENTS, INC.



                                By:
                                   -------------------------------
                                Name:
                                     -----------------------------
                                Title:
                                      ----------------------------

                                                                   JULY 27, 1998

                               DISCLOSURE SCHEDULE

                                       TO

                        STOCK PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                                JEFFREY L. SINGER

                                  TODD B. SIWAK

                                 ROGER I. SIWAK

                         THE MICHAEL SINGER FAMILY TRUST

                           CENTER OF CONTEMPORARY ARTS

                       THE JEWISH FEDERATION OF ST. LOUIS

                                       AND

                        UNIVERSAL HOSPITAL SERVICES, INC.


                              DATED JULY 30TH, 1998

                                  SCHEDULE 5.2

          DESCRIPTION OF SHARES; LEGAL AND BENEFICIAL OWNERS OF SHARES;
             OWNERSHIP OF ISSUED AND OUTSTANDING STOCK OF SUBSIDIARY


         THE ITEMS LISTED IN THE SCHEDULE MAY NOT IN MANY CASES MEET THE "MATERIALITY" STANDARD, IF ANY, SET FORTH IN THE CORRESPONDING SECTION OF THE AGREEMENT BUT ARE BEING DISCLOSED TO ASSIST BUYER AFTER THE CLOSING DATE.


         FOR PURPOSES OF THE DISCLOSURE SCHEDULE, ANY INFORMATION WHICH IS DISCLOSED ON THE DISCLOSURE SCHEDULE WILL, TO THE EXTENT REASONABLY APPARENT, BE DEEMED DISCLOSED FOR ALL SECTIONS OF SECTION 5 OF THE AGREEMENT TO WHICH SUCH DISCLOSURE IS RELEVANT.

                                  SCHEDULE 5.2


1.       Description of Shares of HCI

         HCI is a Missouri corporation.

         The Shares represent all of the issued and outstanding common stock of HCI. Each share has a par value of $1.00 per share and is fully paid and non-assessable. HCI has authorized the issuance of 30,000 shares of its common stock and has outstanding 1,000 shares of its common stock, all of which is owned by the Sellers.


2.       Legal and Beneficial Owners of Shares

           Legal and Beneficial Owner          # of Shares   Class     Par Value
           --------------------------          -----------   -----     ---------

           Jeffrey L. Singer                       650       common      $1.00
           Todd B. Siwak                           196       common      $1.00
           Roger I. Siwak                          100       common      $1.00
           The Michael Singer Family Trust          50       common      $1.00
           Center of Contemporary Arts             .67       common      $1.00
           The Jewish Federation of St. Louis     3.33       common      $1.00

3.       Description of Stock of Subsidiary

         Subsidiary is a Delaware corporation.

         The Subsidiary has authorized 10,000 shares of common stock, par value $1.00 per share. The Subsidiary has issued 389 shares of its common stock, all of which is owned by HCI.


4.       Ownership of Issued and Outstanding Stock of Subsidiary

           Legal and Beneficial Owner          # of Shares    Class    Par Value
           --------------------------          -----------    -----    ---------

           HCI Acquisition Corp.                   389        common     $1.00

                               DISCLOSURE SCHEDULE

                                       TO

                        STOCK PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                                JEFFREY L. SINGER

                                  TODD B. SIWAK

                                 ROGER I. SIWAK

                         THE MICHAEL SINGER FAMILY TRUST

                           CENTER OF CONTEMPORARY ARTS

                       THE JEWISH FEDERATION OF ST. LOUIS

                                       AND

                        UNIVERSAL HOSPITAL SERVICES, INC.


                              DATED JULY 30TH, 1998

                                  SCHEDULE 5.4

                              FINANCIAL STATEMENTS



         THE ITEMS LISTED IN THE SCHEDULE MAY NOT IN MANY CASES MEET THE "MATERIALITY" STANDARD, IF ANY, SET FORTH IN THE CORRESPONDING SECTION OF THE AGREEMENT BUT ARE BEING DISCLOSED TO ASSIST BUYER AFTER THE CLOSING DATE.


         FOR PURPOSES OF THE DISCLOSURE SCHEDULE, ANY INFORMATION WHICH IS DISCLOSED ON THE DISCLOSURE SCHEDULE WILL, TO THE EXTENT REASONABLY APPARENT, BE DEEMED DISCLOSED FOR ALL SECTIONS OF SECTION 5 OF THE AGREEMENT TO WHICH SUCH DISCLOSURE IS RELEVANT.

                               DISCLOSURE SCHEDULE

                                       TO

                        STOCK PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                                JEFFREY L. SINGER

                                  TODD B. SIWAK

                                 ROGER I. SIWAK

                         THE MICHAEL SINGER FAMILY TRUST

                           CENTER OF CONTEMPORARY ARTS

                       THE JEWISH FEDERATION OF ST. LOUIS

                                       AND

                        UNIVERSAL HOSPITAL SERVICES, INC.


                              DATED JULY 30TH, 1998



                                  SCHEDULE 5.6

                                REQUIRED CONSENTS



         THE ITEMS LISTED IN THE SCHEDULE MAY NOT IN MANY CASES MEET THE "MATERIALITY" STANDARD, IF ANY, SET FORTH IN THE CORRESPONDING SECTION OF THE AGREEMENT BUT ARE BEING DISCLOSED TO ASSIST BUYER AFTER THE CLOSING DATE.


         FOR PURPOSES OF THE DISCLOSURE SCHEDULE, ANY INFORMATION WHICH IS DISCLOSED ON THE DISCLOSURE SCHEDULE WILL, TO THE EXTENT REASONABLY APPARENT, BE DEEMED DISCLOSED FOR ALL SECTIONS OF SECTION 5 OF THE AGREEMENT TO WHICH SUCH DISCLOSURE IS RELEVANT.

                                  SCHEDULE 5.6


1. Step-Down Revolving Loan, Term Loan and Security Agreement, dated June 14, 1996, by and between Home Care Instruments, Inc., a Delaware corporation, and Magna Bank, N.A., as amended by First Amendment to Step-Down Revolving Loan, Term Loan and Security Agreement. NOTE: THIS DOCUMENT AND RELATED AGREEMENTS WILL BE TERMINATED AT CLOSING.

2. An application will need to be filed on or before the Closing Date in order to continue in effect the License from the Missouri Board of Pharmacy, which would otherwise expire on June 30, 1999.

                               DISCLOSURE SCHEDULE

                                       TO

                        STOCK PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                                JEFFREY L. SINGER

                                  TODD B. SIWAK

                                 ROGER I. SIWAK

                         THE MICHAEL SINGER FAMILY TRUST

                           CENTER OF CONTEMPORARY ARTS

                       THE JEWISH FEDERATION OF ST. LOUIS

                                       AND

                        UNIVERSAL HOSPITAL SERVICES, INC.


                              DATED JULY 30TH, 1998



                                  SCHEDULE 5.8

                           LITIGATION AND PROCEEDINGS



         THE ITEMS LISTED IN THE SCHEDULE MAY NOT IN MANY CASES MEET THE "MATERIALITY" STANDARD, IF ANY, SET FORTH IN THE CORRESPONDING SECTION OF THE AGREEMENT BUT ARE BEING DISCLOSED TO ASSIST BUYER AFTER THE CLOSING DATE.


         FOR PURPOSES OF THE DISCLOSURE SCHEDULE, ANY INFORMATION WHICH IS DISCLOSED ON THE DISCLOSURE SCHEDULE WILL, TO THE EXTENT REASONABLY APPARENT, BE DEEMED DISCLOSED FOR ALL SECTIONS OF SECTION 5 OF THE AGREEMENT TO WHICH SUCH DISCLOSURE IS RELEVANT.

                                  SCHEDULE 5.8


1. The Companies have received warranty claims for routine repair or replacement of equipment from customers in the ordinary course of business; provided that no such claims involve a claim for monetary damages.

2. James Prewitt has filed a workers' comp. claim alleging a sprained back as a result of lifting a piece of medical equipment, which claim is fully insured.

3. By letter dated March 18, 1998, HCI has informed Omni Medical Supply, Inc. that Omni has breached the Asset Purchase Agreement, dated as of January 31, 1997, by and between Omni Medical Supply, Inc. and Home Care Instruments, Inc. by failing to disclose therein that Omni was a party to a rent to own contract with Home Infusion Services and thereby owes HCI $22,633.55.

4. The Companies have had a judgment entered by a Missouri state court against Homecare of Michigan f/k/a Homecare of Dearborn, Inc. in the amount of $110,000 for an amount past due. The Companies have registered the judgment in Michigan. Homecare of Michigan has moved to set aside the registration of the foreign judgment as well as the judgment itself. HCI still has approximately an $135,000 receivable on its books from Homecare of Michigan related to this judgment. The collectability of this receivable is questionable.

5. The Companies have received a letter, dated June 23, 1997, from I-Flow Corporation alleging that the Companies were out of compliance with a contract for the Eclipse Homepump quota for two consecutive quarters and notifying the Companies of cancellation of such contract. The Companies have asserted that they previously terminated the contract. The Subsidiary has a past due payable to I-Flow Corporation in the amount of approximately $80,000. The Subsidiary has not paid such amount in light of this dispute. The liability of the Companies related to such matter does not exceed $90,000.

                               DISCLOSURE SCHEDULE

                                       TO

                        STOCK PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                                JEFFREY L. SINGER

                                  TODD B. SIWAK

                                 ROGER I. SIWAK

                         THE MICHAEL SINGER FAMILY TRUST

                           CENTER OF CONTEMPORARY ARTS

                       THE JEWISH FEDERATION OF ST. LOUIS

                                       AND

                        UNIVERSAL HOSPITAL SERVICES, INC.


                              DATED JULY 30TH, 1998



                                  SCHEDULE 5.9

        ACQUISITIONS OR DISPOSITIONS OF ASSETS NOT IN THE ORDINARY COURSE
          OF BUSINESS; LIENS, SECURITY INTEREST AND OTHER ENCUMBRANCES



         THE ITEMS LISTED IN THE SCHEDULE MAY NOT IN MANY CASES MEET THE "MATERIALITY" STANDARD, IF ANY, SET FORTH IN THE CORRESPONDING SECTION OF THE AGREEMENT BUT ARE BEING DISCLOSED TO ASSIST BUYER AFTER THE CLOSING DATE.


         FOR PURPOSES OF THE DISCLOSURE SCHEDULE, ANY INFORMATION WHICH IS DISCLOSED ON THE DISCLOSURE SCHEDULE WILL, TO THE EXTENT REASONABLY APPARENT, BE DEEMED DISCLOSED FOR ALL SECTIONS OF SECTION 5 OF THE AGREEMENT TO WHICH SUCH DISCLOSURE IS RELEVANT.

                                  SCHEDULE 5.9


Acquisitions or dispositions of assets not in the ordinary course of business:
------------------------------------------------------------------------------

1. On February 28, 1998, HCI sold all of the issued and outstanding shares of stock of Advanced Durable Medical, Inc. to the Sellers.

2. HCI received promissory notes in the aggregate principal amount of $200,000 from Jeffrey L. Singer, Todd B. Siwak, Roger I. Siwak and The Michael Singer Family Trust in connection with the sale of all of the issued and outstanding stock of Advanced Durable Medical, Inc. These notes have been paid in full, with the proceeds thereof reducing the Bank Debt of the Companies.

3. The Companies had accrued a management fee in the amount of approximately $158,000 from Advanced Durable Medical, Inc. in exchange for Advanced Durable Medical, Inc.'s use of certain rental equipment, space and ancillary services. The Advanced Durable Medical receivable has been paid in full, with the proceeds thereof reducing the Bank Debt of the Companies.


Liens, security interests and other encumbrances:
-------------------------------------------------


1.        Asset:  1996 Chrysler, Concorde, Serial #2C3HD6F6TH292614
          Security interest:  Commercial Security Agreement, dated July 17,
                              1996, entered into between Home Care Instruments, Inc. and Magna Bank, N.A.
          This security interest will be released at or prior to Closing.

2.        Asset:  1996 Ford, Windstar, VIN #2FMDA51415BB99197
          Security interest:  Commercial Security Agreement, dated August 30,
                              1996, entered into between Home Care Instruments, Inc. and Magna Bank, N.A.
          This security interest will be released at or prior to Closing.

3.        Asset:  1996 Honda, Accord, Serial #1HGCD5632TA2514N
          Security interest:  Commercial Security Agreement, dated August 30,
                              1996, entered into between Home Care Instruments, Inc. and Magna Bank, N.A.
          This security interest will be released at or prior to Closing.

4.        Asset:  1997 Ford, Windstar, Serial #2FMDA51U4VBD05855
          Security interest:  Commercial Security Agreement, dated April 4,
                              1997, entered into between Home Care Instruments, Inc. and Magna Bank, N.A.
          This security interest will be released at or prior to Closing.

5.        Asset:  1997 Ford, Aerostar, VIN #1FMCA11U5VZA17310

          Security interest:  Commercial Security Agreement, dated September 18,
                              1996, entered into between Home Care Instruments, Inc. and Magna Bank, N.A.
          This security interest will be released at or prior to Closing.

6.        Asset:  1997 Ford, Aerostar, Serial #1FTDA14U9VZA74974
          Security interest:  Commercial Security Agreement, dated April 4,
                              1997, entered into between Home Care Instruments, Inc. and Magna Bank, N.A.
          This security interest will be released at or prior to Closing.

7. All of the assets of the Companies are subject to a blanket lien in favor of Magna Bank. This lien will be released at or prior to Closing.

8.        Various automobile purchase agreements:

          (a) Texas Simple Interest Vehicle Retail Installment Contract, dated October 23, 1997, evidencing purchase of a 1997 Ford Aerostar Truck.

          (b) Missouri Simple Interest Retail Installment Contract, dated June 30, 1997, evidencing purchase of a 1997 Infiniti G20.

9. The following UCC financing statements appear of record, all of which shall be released at or prior to Closing except for those marked with a "**":

               Secured Party                          State
               -------------                          -----
         (a) Robert L. Dieckhaus et al.               Illinois

         (b) Magna Bank                               Illinois

         (c) Robert L. Dieckhaus et al.               Indiana

         (d) Magna Bank                               Indiana

         (e) Robert L. Dieckhaus et al.               Iowa

         (f) Magna Bank                               Iowa

         (g) PN Leasing                               Kansas

         (h) Robert L. Dieckhaus et al.               Kansas

         (i) Magna Bank                               Kansas

         (j) Magna Bank                               Kentucky

         (k) Magna Bank                               Michigan

         (l) Magna Bank                               Oakland County, Michigan

         (m) PN Leasing                               Minnesota

         (n) Robert L. Dieckhaus et al.               Minnesota

         (o) Magna Bank                               Minnesota

         (p) PN Leasing                               Missouri

         (q) Copelco Leasing Corporation (multiple)   Missouri

         (r) Sterling Bank & Trust                    Missouri

         (s) Advanta Leasing Corp.                    Missouri

         (t) Bank One, Utah                           Missouri

         (u) Northwest Financial Leasing, Inc.        Missouri

         (v) Robert L. Dieckhaus et al.               Missouri

         (w) Magna Bank                               Missouri

         (x) Inter-Tel Leasing, Inc. **               Missouri

         (y) Sterling Bank & Trust                    St. Louis County, Missouri

         (z) Norwest Financial Leasing, Inc.          St. Louis County, Missouri

         (aa) Robert L. Dieckhaus et al.              St. Louis County, Missouri

         (bb) Magna Bank                              St. Louis County, Missouri

         (cc) Inter-Tel Leasing, Inc.**               St. Louis County, Missouri

         (dd) Robert L. Dieckhaus et al.              Nebraska

         (ee) Magna Bank                              Nebraska

         (ff) Magna Bank                              Texas

         (gg) Magna Bank                              Tarrant County, Texas

                               DISCLOSURE SCHEDULE

                                       TO

                        STOCK PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                                JEFFREY L. SINGER

                                  TODD B. SIWAK

                                 ROGER I. SIWAK

                         THE MICHAEL SINGER FAMILY TRUST

                           CENTER OF CONTEMPORARY ARTS

                       THE JEWISH FEDERATION OF ST. LOUIS

                                       AND

                        UNIVERSAL HOSPITAL SERVICES, INC.


                              DATED JULY 30TH, 1998



                                  SCHEDULE 5.10

                              INTELLECTUAL PROPERTY



         THE ITEMS LISTED IN THE SCHEDULE MAY NOT IN MANY CASES MEET THE "MATERIALITY" STANDARD, IF ANY, SET FORTH IN THE CORRESPONDING SECTION OF THE AGREEMENT BUT ARE BEING DISCLOSED TO ASSIST BUYER AFTER THE CLOSING DATE.


         FOR PURPOSES OF THE DISCLOSURE SCHEDULE, ANY INFORMATION WHICH IS DISCLOSED ON THE DISCLOSURE SCHEDULE WILL, TO THE EXTENT REASONABLY APPARENT, BE DEEMED DISCLOSED FOR ALL SECTIONS OF SECTION 5 OF THE AGREEMENT TO WHICH SUCH DISCLOSURE IS RELEVANT.

                                  SCHEDULE 5.10


1.       NONE.

                               DISCLOSURE SCHEDULE

                                       TO

                        STOCK PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                                JEFFREY L. SINGER

                                  TODD B. SIWAK

                                 ROGER I. SIWAK

                         THE MICHAEL SINGER FAMILY TRUST

                           CENTER OF CONTEMPORARY ARTS

                       THE JEWISH FEDERATION OF ST. LOUIS

                                       AND

                        UNIVERSAL HOSPITAL SERVICES, INC.


                              DATED JULY 30TH, 1998



                                  SCHEDULE 5.11

                         SIGNIFICANT CONTRACTS; BREACHES



         THE ITEMS LISTED IN THE SCHEDULE MAY NOT IN MANY CASES MEET THE "MATERIALITY" STANDARD, IF ANY, SET FORTH IN THE CORRESPONDING SECTION OF THE AGREEMENT BUT ARE BEING DISCLOSED TO ASSIST BUYER AFTER THE CLOSING DATE.


         FOR PURPOSES OF THE DISCLOSURE SCHEDULE, ANY INFORMATION WHICH IS DISCLOSED ON THE DISCLOSURE SCHEDULE WILL, TO THE EXTENT REASONABLY APPARENT, BE DEEMED DISCLOSED FOR ALL SECTIONS OF SECTION 5 OF THE AGREEMENT TO WHICH SUCH DISCLOSURE IS RELEVANT.

                                  SCHEDULE 5.11


Significant Contracts

1.       Various automobile leases:
         (b)      Lessor:           Plaza Motor Co.
                  Lessee:           Home Care Instruments
                  Auto:             97 Mercedes-Benz E32OW
                  Date:             September 13, 1996

         (c)      Lessor:           Plaza Motor Co.
                  Lessee:           Home Care Instruments
                  Auto:             97 Infiniti I-30 (Beige)
                  Date:             November 11, 1996

         (c)      Lessor:           Plaza Motor Co.
                  Lessee:           Home Care Instruments
                  Auto:             97 Infiniti I-30 (Silver)
                  Date:             November 9, 1996

2. Promissory Note, dated July 17, 1996, in the original principal amount of $17,500.00 given by Home Care Instruments, Inc. to Magna Bank, N.A. This Note will be paid at or prior to Closing.

3. Promissory Note, dated August 30, 1996, in the original principal amount of $16,940.00, given by Home Care Instruments, Inc. to Magna Bank, N.A. This Note will be at or prior to Closing.

4. Promissory Note, dated August 30, 1996, in the original principal amount of $19,300.00, given by Home Care Instruments, Inc. to Magna Bank, N.A. This Note will be paid at or prior to Closing.

5. Promissory Note, dated September 18, 1996, in the original principal amount of $14,300.00, given by Home Care Instruments, Inc. to Magna Bank, N.A. This Note will be paid at or prior to Closing.

6. Promissory Note, dated April 4, 1997, in the original principal amount of $17,923.30, given by Home Care Instruments, Inc. to Magna Bank, N.A. This Note will be paid at or prior to Closing.

7. Promissory Note, dated April 4, 1997, in the original principal amount of $17,640.00, given by Home Care Instruments, Inc. to Magna Bank, N.A. This Note will be paid at or prior to Closing.

8. Promissory Note, dated December 30, 1997, in the original principal amount of $17,897.49, given by Home Care Instruments, Inc. to Magna Bank, N.A. This Note will be paid at or prior to Closing.

9. Management agreement, dated March 1, 1998, between HCI Acquisition Corp. and Omni Medical Supply, Inc. Pursuant to the management agreement, Omni Medical Supply, Inc. will assume all management responsibilities for "HCI, Michigan," including filling all HCI, Michigan orders/deliveries within the service area in a timely manner, in exchange for a $4,000 per month management fee, which is also payment for several additional items. Reference is made to the management agreement for the specific contractual obligations of "HCI, Michigan" and Omni Medical Supply, Inc. under such agreement, and reference is made to the related Asset Purchase Agreement, dated as of January 31, 1997, by and between Omni Medical Supply, Inc. and Home Care Instruments, Inc.

10. Asset Purchase Agreement, dated as of January 31, 1997, by and between Omni Medical Supply, Inc. and Home Care Instruments, Inc. This Asset Purchase Agreement contains the following terms, among others:

          (a) Subsidiary will not compete with Omni Medical Supply, Inc., for four years following the closing date of the transactions contemplated by the Asset Purchase Agreement, in the sale of Disposable Medical Supplies (as defined in the Asset Purchase Agreement) in the State of Michigan or to certain existing Omni customers or in the sale and/or rental of EKG Equipment (as defined in the Asset Purchase Agreement) throughout the United States. Reference is made to the Asset Purchase Agreement for the specific contractual obligation.

          (b) Subsidiary will pay certain commissions to Seller on all Rental Sales (as defined in the Asset Purchase Agreement), sales by Subsidiary of Disposable Medical Supplies (as defined in the Asset Purchase Agreement), Repair and Recertification Sales (as defined in the Asset Purchase Agreement) and Equipment Sales (as defined in the Asset Purchase Agreement) in accordance with the Asset Purchase Agreement. Reference is made to the Asset Purchase Agreement for the specific contractual obligation.

          (c) Subsidiary may, at any time after the end of the first Commission Year (as defined in the Asset Purchase Agreement), terminate the payment of commissions to Omni upon making a certain lump sum payment to Omni. Reference is made to the Asset Purchase Agreement for the specific contractual obligation.

          (d) Subsidiary may have Omni act as a sales representative and supply Subsidiary with one half- to one full-time employee for Subsidiary to use in the State of Michigan. Reference is made to the Asset Purchase Agreement for the specific contractual obligation.

          (e) Omni will accept for Subsidiary orders for Rental Sales (as defined in the Asset Purchase Agreement), Repair and Recertification Sales (as defined in the Asset

                    Purchase Agreement) and Equipment Sales (as defined in the Asset Purchase Agreement). Reference is made to the Asset Purchase Agreement for the specific contractual obligation.

          (f) Subsidiary has agreed to indemnify Omni under certain circumstances. Reference is made to the Asset Purchase Agreement for the specific contractual obligation.

          (g) Subsidiary may occupy a certain portion of Omni's facility located in Michigan. Reference is made to the Asset Purchase Agreement for the specific contractual obligation.

11. Step-Down Revolving Loan, Term Loan and Security Agreement, dated June 14, 1996, by and between Home Care Instruments, Inc., a Delaware corporation, and Magna Bank, N.A., as amended by First Amendment to Step-Down Revolving Loan, Term Loan and Security Agreement. NOTE: THIS DOCUMENT AND RELATED AGREEMENTS WILL BE TERMINATED AT CLOSING.

12. Lease/purchase agreement, dated February 27, 1998, between Callaway Community Hospital and Home Care Instruments, Inc.

13. Agreement for bio-medical services, dated January 1, 1998, between Marquette General Hospital and Home Care Instruments, Inc.

14. Letter agreement, dated April 28, 1998, between Option Care of the Quad Cities and "HCI" concerning certain rental rates involving Iowa Public Aid and Illinois Public Aid patients.

15. Agreement, dated August 18, 1993, between Express Scripts, Inc. and Home Care Instruments, Inc. (equipment lease).

16. Extension Agreement between Nebraska Methodist Hospital and HCI, Inc. (relates to the furnishing of infusion pumps and maintenance to patients of Nebraska Methodist Home Services).

17. Letter agreement with Signature Home Care (rental of CADD infusion pumps).

18. Price Protection Rental Agreement, dated November 15, 1994, between Home Care Instruments, Inc. and Deaconess Health System.

19. Agreement for bio-medical services, dated January 1, 1995, between National Medical Care and Home Care Instruments, Inc.

20. Equipment Purchase and Lease Agreement between Lincoln Land Home Infusion and "HCI."

21. The Companies have standing purchase orders for the sale of Inventory to the following:

          (a)       Deaconess Hospital
          (b)       Deaconess Hospital Physical Medicine
          (c)       Deaconess Hospital Home Care
          (d)       Americare
          (e)       Iowa Methodist
          (f)       St. Luke's
          (g)       University of Iowa
          (h)       University of Nebraska
          (i)       Beaumont
          (j)       Marquette General
          (k)       Washington University
          (l)       St. Francis

          None of these purchase orders are open purchase orders.

22. The Companies have a standing purchase order for the purchase of Inventory with Parenteral Providers, Inc.

23. All documents and agreements evidencing indebtedness secured by vehicles owned by the Companies.

24. Equipment Rental Agreement, made effective December 10, 1996, by and between Home Care Instruments, Inc. and Amicare Home Healthcare, Inc.

25. Rental Agreement, dated February 26, 1997, between HCI and Northwood Group Buyers' Program.

26. Rental Contract, dated April 17, 1997, between HCI and Aeromed, A Medserv Corporation.

27. Home Medical Equipment Service Agreement, dated July 20, 1997, by and between "HCI" and Sarah Bush Lincoln Home Health Services.

28. Cadd Ambulatory Infusion Pump Systems DME Special Service Agreement, dated December 1, 1997, by and between Sims Deltec Inc. and Home Care Instruments, Inc.

29.       Various automobile purchase agreements:

          (a) Texas Simple Interest Vehicle Retail Installment Contract, dated October 23, 1997, evidencing purchase of a 1997 Ford Aerostar Truck.

          (b) Missouri Simple Interest Retail Installment Contract, dated June 30, 1997, evidencing purchase of a 1997 Infiniti G20.

30.       Lease Agreement, between Home Care Instruments, Inc. and Inter-Tel.

31. Confidentiality Agreement, dated January 12, 1998, with Geneva Corporate Finance, concerning Medic Quip Locators.

32. HCI has received the following promissory notes in conjunction with the sale of all of the issued and outstanding stock of Advanced Durable Medical, Inc. These notes have been paid in full, with the proceeds thereof reducing the Bank Debt of the Companies.

          (a) Promissory Note, dated March 1, 1998, in the original principal amount of $130,000, given by Jeffrey L. Singer to HCI.

          (b) Promissory Note, dated March 1, 1998, in the original principal amount of $40,000, given by Todd B. Siwak to HCI.

          (c) Promissory Note, dated March 1, 1998, in the original principal amount of $20,000, given by Roger I. Siwak to HCI.

          (d) Promissory Note, dated March 1, 1998, in the original principal amount of $10,000, given by The Michael Singer Family Trust to HCI.

33. Stock Purchase and Sale Agreement (stock of Advanced Durable Medical, Inc.), dated as of February 28, 1998, among Todd B. Siwak, Roger I. Siwak, Jeffrey L. Singer and The Michael Singer Family Trust, and HCI Acquisition Corp. pursuant to which HCI has agreed to indemnify Sellers under certain circumstances. Reference is made to the Stock Purchase and Sale Agreement for the specific contractual obligation.

34.       Medicare Participating Physician or Supplier Agreement.

35.       HCI has rent-to-own programs for equipment with the following entities
          (i) Indiana Prescription Labs, (ii) Respiratory Care Professionals,
          (iii) Home Infusion Services, (iv) Scott Medical, and (v) Pharmaceutical Health Care.

36. Agreement, dated July 30, 1998, by and between Home Care Instruments, Inc. and Advanced Durable Medical, Inc.


Breaches
--------


1. By letter dated March 18, 1998, HCI has informed Omni Medical Supply, Inc. that Omni has breached the Asset Purchase Agreement, dated as of January 31, 1997, by and between Omni Medical Supply, Inc. and Home Care Instruments, Inc. by failing to disclose therein that Omni was a party to a rent to own contract with Home Infusion Services and thereby owes HCI $22,633.55.

2. The Companies have received a letter, dated June 23, 1997, from I-Flow Corporation alleging that the Companies were out of compliance with a contract for the Eclipse

          Homepump quota for two consecutive quarters. The Companies have asserted that they previously terminated the contract. The Subsidiary has a past due payable to I-Flow Corporation in the amount of approximately $80,000. The Subsidiary has not paid such amount in light of this dispute. The liability of the Companies related to such matter does not exceed $90,000.

3. The Sellers did not timely make the first payment due under the Promissory Notes dated March 1, 1998, arising from the sale of all of the issued and outstanding stock of Advanced Durable Medical, Inc. These notes have been paid in full with the proceeds thereof reducing the Bank Debt of the Companies.

                               DISCLOSURE SCHEDULE

                                       TO

                        STOCK PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                                JEFFREY L. SINGER

                                  TODD B. SIWAK

                                 ROGER I. SIWAK

                         THE MICHAEL SINGER FAMILY TRUST

                           CENTER OF CONTEMPORARY ARTS

                       THE JEWISH FEDERATION OF ST. LOUIS

                                       AND

                        UNIVERSAL HOSPITAL SERVICES, INC.


                              DATED JULY 30TH, 1998



                                  SCHEDULE 5.12

                               REAL ESTATE LEASES



         THE ITEMS LISTED IN THE SCHEDULE MAY NOT IN MANY CASES MEET THE "MATERIALITY" STANDARD, IF ANY, SET FORTH IN THE CORRESPONDING SECTION OF THE AGREEMENT BUT ARE BEING DISCLOSED TO ASSIST BUYER AFTER THE CLOSING DATE.


         FOR PURPOSES OF THE DISCLOSURE SCHEDULE, ANY INFORMATION WHICH IS DISCLOSED ON THE DISCLOSURE SCHEDULE WILL, TO THE EXTENT REASONABLY APPARENT, BE DEEMED DISCLOSED FOR ALL SECTIONS OF SECTION 5 OF THE AGREEMENT TO WHICH SUCH DISCLOSURE IS RELEVANT.

                                  SCHEDULE 5.12


1.       Landlord:         Peterson Brookhollow, Inc., a Kansas corporation
         Tenant:           HCI, Inc., a Delaware corporation
         Date:             December 10, 1997
         Leased Premises:  Within building located at
                           8365 Nieman Road, Lenexa, Kansas 66214
         Term:             January 5, 1998 - December 31, 2000
         Base Rent:        $756 per month

2.       Landlord:         John & Margaret Hlavacek
         Tenant:           Home Care Instruments, Inc., a Delaware corporation
         Date:             February 28, 1997
         Leased Premises:  Located on the property at
                           10806 Prairie Hills Drive, Omaha, Nebraska  68144
         Term:             May 1, 1997 - April 30, 2000
         Base Rent:        $700 per month

3.       Landlord:         Karen J. Pfeiler
         Tenant:           Home Care Instruments, Inc.
         Date:             August 14, 1997
         Leased Premises:  5517 North Towne Place NE, Cedar Rapids, Iowa  52402
         Term:             September 1, 1997 - August 30, 2000
         Base Rent:        $922.58 per month

4.       Landlord:         Shelley Shoopman
         Tenant:           Home Care Instruments, Inc.
         Date:             August 28, 1997
         Leased Premises:  5703 S. U.S. 31, Indianapolis, Indiana
         Term:             September 1, 1997 - August 31, 2000
         Base Rent:        $931 per month

5.       Landlord:         Modern Business Systems, a division of Ikon Office
                           Solutions, Inc.
         Tenant:           Home Care Instruments, Inc.
         Date:             February 14, 1997
         Leased Premises:  13601 Lakefront Drive, Earth City, Missouri
         Term:             February 14, 1997 - April 30, 2000
         Base Rent:        $5,350 per month

6.       Landlord:         Bedford 209 L.P.
         Tenant:           Home Care Instruments, Inc.
         Date:             October 2, 1997
         Leased Premises:  209 Bedford Road, Suite 115, Bedford, Texas  76072
         Term:             October 15, 1997 - October 31, 2000
         Base Rent:        $858 per month

7.       Landlord:         Korman/Lederer Management Co.
         Tenant:           Home Care Instruments, Inc.
         Date:             August 20, 1997
         Leased Premises:  205 West Grand Avenue, Suite 122, Bentonville,
                           Illinois  60106
         Term:             August 25, 1997 - August 31, 1999
         Base Rent:        $871.97 per month

         On July 21, 1998, the Companies were informed that the above referenced property was sold and the Lease assigned to Apple Partners L.L.C.

8. The Companies rent from Omni Medical Supply, Inc. certain space in Omni's facility located in Michigan pursuant to the management agreement, dated March 1, 1998, between HCI Acquisition Corp. and Omni Medical Supply, Inc. and pursuant to the Asset Purchase Agreement, dated as of January 31, 1997, by and between Omni Medical Supply, Inc. and Home Care Instruments, Inc.

9. Subsidiary leases to Advanced Durable Medical, Inc. approximately 400 square feet of office space located at 13601 Lakefront Drive, Earth City, Missouri, pursuant to the Agreement, dated July 30, 1998, by and between Home Care Instruments, Inc. and Advanced Durable Medical, Inc.

                               DISCLOSURE SCHEDULE

                                       TO

                        STOCK PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                                JEFFREY L. SINGER

                                  TODD B. SIWAK

                                 ROGER I. SIWAK

                         THE MICHAEL SINGER FAMILY TRUST

                           CENTER OF CONTEMPORARY ARTS

                       THE JEWISH FEDERATION OF ST. LOUIS

                                       AND

                        UNIVERSAL HOSPITAL SERVICES, INC.


                              DATED JULY 30TH, 1998

                                  SCHEDULE 5.13

                                   LIABILITIES



         THE ITEMS LISTED IN THE SCHEDULE MAY NOT IN MANY CASES MEET THE "MATERIALITY" STANDARD, IF ANY, SET FORTH IN THE CORRESPONDING SECTION OF THE AGREEMENT BUT ARE BEING DISCLOSED TO ASSIST BUYER AFTER THE CLOSING DATE.


         FOR PURPOSES OF THE DISCLOSURE SCHEDULE, ANY INFORMATION WHICH IS DISCLOSED ON THE DISCLOSURE SCHEDULE WILL, TO THE EXTENT REASONABLY APPARENT, BE DEEMED DISCLOSED FOR ALL SECTIONS OF SECTION 5 OF THE AGREEMENT TO WHICH SUCH DISCLOSURE IS RELEVANT.

                                  SCHEDULE 5.13


1. The Companies have received a letter, dated June 23, 1997, from I-Flow Corporation alleging that the Companies were out of compliance with a contract for the Eclipse Homepump quota for two consecutive quarters. The Companies have asserted that they previously terminated the contract. The Subsidiary has a past due payable to I-Flow Corporation in the amount of approximately $80,000. The Subsidiary has not paid such amount in light of this dispute. The liability of the Companies related to such matter does not exceed $90,000.

2. The Companies provide warranties to certain customers in the ordinary course of business.

                               DISCLOSURE SCHEDULE

                                       TO

                        STOCK PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                                JEFFREY L. SINGER

                                  TODD B. SIWAK

                                 ROGER I. SIWAK

                         THE MICHAEL SINGER FAMILY TRUST

                           CENTER OF CONTEMPORARY ARTS

                       THE JEWISH FEDERATION OF ST. LOUIS

                                       AND

                        UNIVERSAL HOSPITAL SERVICES, INC.


                              DATED JULY 30TH, 1998



                                  SCHEDULE 5.14

                               EXCEPTION TO TAXES



         THE ITEMS LISTED IN THE SCHEDULE MAY NOT IN MANY CASES MEET THE "MATERIALITY" STANDARD, IF ANY, SET FORTH IN THE CORRESPONDING SECTION OF THE AGREEMENT BUT ARE BEING DISCLOSED TO ASSIST BUYER AFTER THE CLOSING DATE.


         FOR PURPOSES OF THE DISCLOSURE SCHEDULE, ANY INFORMATION WHICH IS DISCLOSED ON THE DISCLOSURE SCHEDULE WILL, TO THE EXTENT REASONABLY APPARENT, BE DEEMED DISCLOSED FOR ALL SECTIONS OF SECTION 5 OF THE AGREEMENT TO WHICH SUCH DISCLOSURE IS RELEVANT.

                                  SCHEDULE 5.14


1. Subsidiary has been paying franchise taxes in various states as if it had 1000 shares of common stock outstanding. Subsidiary has 389 shares of common stock outstanding, all of which is owned by HCI.

                               DISCLOSURE SCHEDULE

                                       TO

                        STOCK PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                                JEFFREY L. SINGER

                                  TODD B. SIWAK

                                 ROGER I. SIWAK

                         THE MICHAEL SINGER FAMILY TRUST

                           CENTER OF CONTEMPORARY ARTS

                       THE JEWISH FEDERATION OF ST. LOUIS

                                       AND

                        UNIVERSAL HOSPITAL SERVICES, INC.


                              DATED JULY 30TH, 1998



                                  SCHEDULE 5.15

                             EMPLOYEE BENEFIT PLANS



         THE ITEMS LISTED IN THE SCHEDULE MAY NOT IN MANY CASES MEET THE "MATERIALITY" STANDARD, IF ANY, SET FORTH IN THE CORRESPONDING SECTION OF THE AGREEMENT BUT ARE BEING DISCLOSED TO ASSIST BUYER AFTER THE CLOSING DATE.


         FOR PURPOSES OF THE DISCLOSURE SCHEDULE, ANY INFORMATION WHICH IS DISCLOSED ON THE DISCLOSURE SCHEDULE WILL, TO THE EXTENT REASONABLY APPARENT, BE DEEMED DISCLOSED FOR ALL SECTIONS OF SECTION 5 OF THE AGREEMENT TO WHICH SUCH DISCLOSURE IS RELEVANT.

                                  SCHEDULE 5.15


1.       Benefit Plan: Group Long-Term Disability Plan #01095219
         Note: Insurer is UNUM Life Insurance Company (description attached)

2.       Benefit Plan: Medical insurance
         Note: Insurer is Prudential, policy #0100495 (description attached)

3.       Benefit Plan: 401(k) Plan
         Note: 401(k) Plan is with General American Life Insurance (description attached)

4.       Benefit Plan: Paid holidays, vacation days, sick days, jury duty, funeral leave, maternity leave (description attached)

5.       Benefit Plan: Term Life Insurance Policy for Jeffrey L. Singer
         Note: Insurer is Northwestern Mutual Life, policy #14449 863, owner is Subsidiary or its successor

                               DISCLOSURE SCHEDULE

                                       TO

                        STOCK PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                                JEFFREY L. SINGER

                                  TODD B. SIWAK

                                 ROGER I. SIWAK

                         THE MICHAEL SINGER FAMILY TRUST

                           CENTER OF CONTEMPORARY ARTS

                       THE JEWISH FEDERATION OF ST. LOUIS

                                       AND

                        UNIVERSAL HOSPITAL SERVICES, INC.


                              DATED JULY 30TH, 1998



                                  SCHEDULE 5.16

                       MATERIAL PERMITS; VIOLATION OF LAWS



         THE ITEMS LISTED IN THE SCHEDULE MAY NOT IN MANY CASES MEET THE "MATERIALITY" STANDARD, IF ANY, SET FORTH IN THE CORRESPONDING SECTION OF THE AGREEMENT BUT ARE BEING DISCLOSED TO ASSIST BUYER AFTER THE CLOSING DATE.


         FOR PURPOSES OF THE DISCLOSURE SCHEDULE, ANY INFORMATION WHICH IS DISCLOSED ON THE DISCLOSURE SCHEDULE WILL, TO THE EXTENT REASONABLY APPARENT, BE DEEMED DISCLOSED FOR ALL SECTIONS OF SECTION 5 OF THE AGREEMENT TO WHICH SUCH DISCLOSURE IS RELEVANT.

                                  SCHEDULE 5.16


Material Permits
----------------

1.        License from Missouri Board of Pharmacy, expires June 30, 1999.

2.        Medicare Participating Physician or Supplier Agreement.

Violation of Material Laws
--------------------------

1.        NONE.

2. Subsidiary has been paying franchise taxes in various states as if it had 1,000 shares of common stock outstanding. Subsidiary has 389 shares of common stock outstanding, all of which is owned by HCI.

3. An application will need to be filed on or before the Closing Date in order to continue in effect the License from the Missouri Board of Pharmacy, which would otherwise expire on June 30, 1999.

                               DISCLOSURE SCHEDULE

                                       TO

                        STOCK PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                                JEFFREY L. SINGER

                                  TODD B. SIWAK

                                 ROGER I. SIWAK

                         THE MICHAEL SINGER FAMILY TRUST

                           CENTER OF CONTEMPORARY ARTS

                       THE JEWISH FEDERATION OF ST. LOUIS

                                       AND

                        UNIVERSAL HOSPITAL SERVICES, INC.


                              DATED JULY 30TH, 1998



                                  SCHEDULE 5.17

                              EMPLOYMENT AGREEMENTS



         THE ITEMS LISTED IN THE SCHEDULE MAY NOT IN MANY CASES MEET THE "MATERIALITY" STANDARD, IF ANY, SET FORTH IN THE CORRESPONDING SECTION OF THE AGREEMENT BUT ARE BEING DISCLOSED TO ASSIST BUYER AFTER THE CLOSING DATE.


         FOR PURPOSES OF THE DISCLOSURE SCHEDULE, ANY INFORMATION WHICH IS DISCLOSED ON THE DISCLOSURE SCHEDULE WILL, TO THE EXTENT REASONABLY APPARENT, BE DEEMED DISCLOSED FOR ALL SECTIONS OF SECTION 5 OF THE AGREEMENT TO WHICH SUCH DISCLOSURE IS RELEVANT.

                                  SCHEDULE 5.17


1. The sales force and bio-medical technicians are entitled to commissions in accordance with the Companies' policies.

2. Mark Fisher owes the Subsidiary $7,000 in the form of a non-interest bearing loan repayable at $1,000 per month.

3. Subsidiary has executed a Covenant Not to Compete with Michael Reeve which prohibits Michael Reeve from competing with Subsidiary under certain circumstances in the event that Michael Reeve resigns from the Subsidiary or is terminated for reasons other than "justifiable cause."

4. HCI received a promissory note from Jeffrey L. Singer as consideration for certain shares of Advanced Durable Medical, Inc. This note has been paid in full with the proceeds thereof reducing the Bank Debt of the Companies.

                               DISCLOSURE SCHEDULE

                                       TO

                        STOCK PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                                JEFFREY L. SINGER

                                  TODD B. SIWAK

                                 ROGER I. SIWAK

                         THE MICHAEL SINGER FAMILY TRUST

                           CENTER OF CONTEMPORARY ARTS

                       THE JEWISH FEDERATION OF ST. LOUIS

                                       AND

                        UNIVERSAL HOSPITAL SERVICES, INC.


                              DATED JULY 30TH, 1998



                                  SCHEDULE 5.18

                             CUSTOMERS AND SUPPLIERS



         THE ITEMS LISTED IN THE SCHEDULE MAY NOT IN MANY CASES MEET THE "MATERIALITY" STANDARD, IF ANY, SET FORTH IN THE CORRESPONDING SECTION OF THE AGREEMENT BUT ARE BEING DISCLOSED TO ASSIST BUYER AFTER THE CLOSING DATE.


         FOR PURPOSES OF THE DISCLOSURE SCHEDULE, ANY INFORMATION WHICH IS DISCLOSED ON THE DISCLOSURE SCHEDULE WILL, TO THE EXTENT REASONABLY APPARENT, BE DEEMED DISCLOSED FOR ALL SECTIONS OF SECTION 5 OF THE AGREEMENT TO WHICH SUCH DISCLOSURE IS RELEVANT.

                                  SCHEDULE 5.18



The following is a list of HCI's top 10 Customers (based on gross revenues)

1.        Amicare (all branches)

4.        Apria, located in Elmhurst, Illinois

5.        Infusytems

6.        Apria, located in Lenexa, Kansas

7.        Dependicare

8.        Apria, located in Irving, Texas

9.        St. Lukes West

10.       Apria, located in Indianapolis, Indiana

11.       Apria, located in Joliet, Illinois

12.       PRN, located in Indianapolis, Indiana

The following is a list of HCI's top 10 Suppliers (based on dollar amounts purchased)

1.        Baxter/Allegiance

2.        Beirsdorf Jobst

3.        Breg

4.        Duracell

5.        Gaymar

6.        Graham Field

7.        Med-E-Quip Locaters

8.        Medical Solution

9.        Nellcor Puritan Bennett

10.       Ohmeda

Change in Business Relationships
--------------------------------

Amicare has indicated to the Companies that it may no longer rent equipment from the Companies and instead will purchase its own equipment.

                               DISCLOSURE SCHEDULE

                                       TO

                        STOCK PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                                JEFFREY L. SINGER

                                  TODD B. SIWAK

                                 ROGER I. SIWAK

                         THE MICHAEL SINGER FAMILY TRUST

                           CENTER OF CONTEMPORARY ARTS

                       THE JEWISH FEDERATION OF ST. LOUIS

                                       AND

                        UNIVERSAL HOSPITAL SERVICES, INC.


                              DATED JULY 30TH, 1998



                                  SCHEDULE 5.21

                EXCEPTIONS TO ORDINARY COURSE; NO MATERIAL EVENTS



         THE ITEMS LISTED IN THE SCHEDULE MAY NOT IN MANY CASES MEET THE "MATERIALITY" STANDARD, IF ANY, SET FORTH IN THE CORRESPONDING SECTION OF THE AGREEMENT BUT ARE BEING DISCLOSED TO ASSIST BUYER AFTER THE CLOSING DATE.


         FOR PURPOSES OF THE DISCLOSURE SCHEDULE, ANY INFORMATION WHICH IS DISCLOSED ON THE DISCLOSURE SCHEDULE WILL, TO THE EXTENT REASONABLY APPARENT, BE DEEMED DISCLOSED FOR ALL SECTIONS OF SECTION 5 OF THE AGREEMENT TO WHICH SUCH DISCLOSURE IS RELEVANT.

                                  SCHEDULE 5.21

Exceptions to Ordinary Course
-----------------------------

1. On February 28, 1998, HCI sold all of the issued and outstanding shares of Advanced Durable Medical Inc. to Sellers and received promissory notes as consideration thereof (these notes will be paid in full in conjunction with or prior to the Closing).

2. Sellers did not timely make payment under the Promissory Notes, dated March 1, 1998, given by Sellers to HCI in conjunction with their purchase of all of the issued and outstanding shares of Advanced Durable Medical, Inc. (initial payment was due June 1, 1998). These notes have been paid in full with the proceeds thereof reducing the Bank Debt of the Companies.

3. Sellers have disclosed, in soliciting bids for the purchase of the Companies, certain information relating to the Companies, pursuant to confidentiality agreements substantially in the form executed by Buyer in connection with the transactions contemplated hereby.

4. The Companies have received a letter, dated June 23, 1997, from I-Flow Corporation alleging that the Companies were out of compliance with a contract for the Eclipse Homepump quota for two consecutive quarters. The Companies have asserted that they previously terminated the contract. The Subsidiary has a past due payable to I-Flow Corporation in the amount of approximately $80,000. The Subsidiary has not paid such amount in light of this dispute. The liability of the Companies related to such matter does not exceed $90,000.

5. Various officers and employees of the Companies have received pay increases in the ordinary course of business.

6. David Moritz will receive a bonus in the amount of $9,000 in June or July 1998.

7. The Companies entered into a Confidentiality Agreement, dated January 12, 1998, with Geneva Corporate Finance concerning Medic Quip Locators.

8. HCI paid in full three promissory notes, each in the amount of $50,000, given by HCI to Jeffrey L. Singer, Todd B. Siwak and Roger I. Siwak, respectively.

9. The Companies have accrued a management fee in the amount of approximately $158,000 from Advanced Durable Medical, Inc. in exchange for Advanced Durable Medical, Inc.'s use of certain rental equipment, space and ancillary services. The Advanced Durable Medical receivable has been paid with the proceeds thereof reducing the Bank Debt of the Companies. Such management fee relationship has terminated, and prior to the Closing, ADM and the Subsidiary will execute an Agreement which will evidence the relationship among the Subsidiary, HCI and ADM from and after the Closing Date.

Material Events
---------------

1. Neither HCI nor Subsidiary nor the assets owned by HCI or Subsidiary are "Year 2000" compliant but the Companies have began discussions with consultants to become "Year 2000" compliant. The Companies' suppliers or customers may not be "Year 2000" compliant.

2. A list of the unused vacation time of various employees is attached which is not accrued on the books of the Companies, nor reflected on the Latest Balance Sheet.

3. Amicare has indicated to the Companies that it may no longer rent equipment from the Companies and instead will purchase it own equipment.

4. Subsidiary has been paying franchise taxes in various states as if it had 1000 shares of common stock outstanding. Subsidiary has 389 shares of common stock outstanding, all of which is owned by HCI.

                               DISCLOSURE SCHEDULE

                                       TO

                        STOCK PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                                JEFFREY L. SINGER

                                  TODD B. SIWAK

                                 ROGER I. SIWAK

                         THE MICHAEL SINGER FAMILY TRUST

                           CENTER OF CONTEMPORARY ARTS

                       THE JEWISH FEDERATION OF ST. LOUIS

                                       AND

                        UNIVERSAL HOSPITAL SERVICES, INC.


                              DATED JULY 30TH, 1998



                                  SCHEDULE 5.22

                                    INSURANCE



         THE ITEMS LISTED IN THE SCHEDULE MAY NOT IN MANY CASES MEET THE "MATERIALITY" STANDARD, IF ANY, SET FORTH IN THE CORRESPONDING SECTION OF THE AGREEMENT BUT ARE BEING DISCLOSED TO ASSIST BUYER AFTER THE CLOSING DATE.


         FOR PURPOSES OF THE DISCLOSURE SCHEDULE, ANY INFORMATION WHICH IS DISCLOSED ON THE DISCLOSURE SCHEDULE WILL, TO THE EXTENT REASONABLY APPARENT, BE DEEMED DISCLOSED FOR ALL SECTIONS OF SECTION 5 OF THE AGREEMENT TO WHICH SUCH DISCLOSURE IS RELEVANT.

                                  SCHEDULE 5.22

1.       Policy #:  84 UEN PJ4928

         Insurer:  The Hartford

         Type:     Commercial Auto

2.       Policy #: 84 UEN PL 3905

         Insurer:    The Hartford

         Type:       Commercial Auto

3.       Policy #:  CK08501909

         Insurer:   St. Paul

         Type:      Package

4.       Policy #: WVA 8500454

         Insurer:   St. Paul

         Type:  Workers' Compensation

5.       Policy #:  01095219

         Insurer:  UNUM Life Insurance Company

         Type:   Group Long-Term Disability

6.       Policy #:  0100495

         Insurer:  Prudential

         Type:   Medical

7.       Policy #:  14449863

         Insurer:  Northwestern Mutual Life

         Type:  Term Life Insurance Policy for Jefrey L. Singer

                               DISCLOSURE SCHEDULE

                                       TO

                        STOCK PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                                JEFFREY L. SINGER

                                  TODD B. SIWAK

                                 ROGER I. SIWAK

                         THE MICHAEL SINGER FAMILY TRUST

                           CENTER OF CONTEMPORARY ARTS

                       THE JEWISH FEDERATION OF ST. LOUIS

                                       AND

                        UNIVERSAL HOSPITAL SERVICES, INC.


                              DATED JULY 30TH, 1998



                                  SCHEDULE 5.23

                              AFFLIATE TRANSACTIONS



         THE ITEMS LISTED IN THE SCHEDULE MAY NOT IN MANY CASES MEET THE "MATERIALITY" STANDARD, IF ANY, SET FORTH IN THE CORRESPONDING SECTION OF THE AGREEMENT BUT ARE BEING DISCLOSED TO ASSIST BUYER AFTER THE CLOSING DATE.


         FOR PURPOSES OF THE DISCLOSURE SCHEDULE, ANY INFORMATION WHICH IS DISCLOSED ON THE DISCLOSURE SCHEDULE WILL, TO THE EXTENT REASONABLY APPARENT, BE DEEMED DISCLOSED FOR ALL SECTIONS OF SECTION 5 OF THE AGREEMENT TO WHICH SUCH DISCLOSURE IS RELEVANT.

                                  SCHEDULE 5.23



1. Todd B. Siwak, Roger I. Siwak, Jeffrey L. Singer, and The Michael Singer Family Trust own 100% of the outstanding shares of ADM. ADM has received certain services, rented certain office and warehouse space, and rented to third parties certain equipment owned by HCI or the Subsidiary. ADM has also paid a management fee to HCI for these services and other arrangements. These arrangements may or may not have been on an arm's-length basis, and the management fee may or may not have fairly compensated HCI and the Subsidiary for these services and other arrangements. At Closing, ADM and HCI will execute an agreement (a copy of which has been provided to Buyer) which will evidence the relationship among the Subsidiary, HCI and ADM from and after the Closing Date.

                                 SCHEDULE 8.9
                                 ------------


                    Gary Cantrell              25,000.00
                    Dave Moritz                25,000.00
                    Betty Weber                15,000.00
                    Millie Meyer               10,000.00
                                               ---------
                                               75,000.00

                                   EXHIBIT 3.2
                                   -----------

                           WIRE TRANSFER INSTRUCTIONS
                           --------------------------


Jeffrey L. Singer*
------------------

      Mercantile Bank
      ABA Routing No.:  081000210
      Reference:  FBO Jeffrey L. Singer 030 866207-001
      Account No.:  030 866207-001

      Amount in Dollars:        8,703,507.12
                                 (714,999.00)  less investment in UHS*
                               -------------
                                7,988,508.12

*Jeffrey L. Singer's investment in UHS in the amount of $714,999 which evidences 256,272 shares in Buyer shall be deemed made, as such amount has been deducted from Jeffrey L. Singer's share of the Purchase Price.

Todd B. Siwak
-------------

      Mercantile Bank
      ABA Routing No.:  081000210
      Account No.:  1006400160

      Amount in Dollars:       2,631,397.13



Roger I. Siwak
--------------

      Chase N.Y. City
      ABA Routing No.:  021000021
      Credit U.S. Trust Co. of N.Y.
      Account No.:  920-1-073195
      FAO 1st Manhattan Co.
      Account No.:  1011030
      FAO Roger Siwak
      Account No.:  09671007


      Amount in Dollars:       1,342,549.56



The Michael Singer Family Trust
-------------------------------

      Mercantile Bank
      ABA Routing No.:  081000210
      Reference:  FBO Michael S. Singer 030 866339-001
      Account No.:  030 866339-001

      Amount in Dollars:        694,339.76


Center of Contemporary Arts
---------------------------

      Mercantile Bank
      ABA Routing No.:  081000210
      Reference:  Center of Contemporary Arts
      Account No.:  1999120005


      Amount in Dollars:          8,995.08



The Jewish Federation of St. Louis
----------------------------------

      Mercantile Bank
      ABA Routing No.:  081000210
      Reference:  The Jewish Federation of St. Louis
      Account No.:  1999-11-4760

      Amount in Dollars:         44,706.90


A.G. Edwards & Sons, Inc.**
---------------------------

      Mercantile Bank, St. Louis, MO
      ABA Routing No.:  081-000210
      Reference:  FBO HCI Acquisition Corp. Attn:  Colleen Murphy
      Account No.:  1001435187

      Amount in Dollars:        361,299.63




Lewis, Rice & Fingersh, L.C.**
------------------------------

      NationsBank
      ABA Routing No.:  081000032
      Reference:  Lewis, Rice & Fingersh Special Account
      Account No.:  101601082255

      Please notify Phyllis Andersen (314-444-7600) when wire transfer is received.


      Amount in Dollars:           100,000

Escrow Agent
------------

      Enterprise Bank
      ABA Routing No.:  081006162
      Reference:  Enterprise Bank as escrow agent for Todd Siwak -
                  HCI Common Stock Escrow
      Account No.:  2043290


      Amount in Dollars:         1,755,000


** These fees are expenses of the Sellers and are being paid by the Sellers in connection with the payment of the Purchase Price only as a matter of convenience to the Sellers so that Sellers can make these payments on the Closing Date.

                                 EXHIBIT 4.2.5.1

                        FORM OF SELLERS' COUNSEL OPINION

                                  July 30, 1998



Universal Hospital Services, Inc.
1200 Northland Plaza
3800 West 80th Street
Bloomington, MN  55431-4442
Attn. David Dovenberg


                RE:    Stock Purchase and Sale Agreement

Ladies & Gentlemen:

         We have acted as special counsel to Sellers (as such term is defined below), HCI Acquisition Corp. ("HCI"), and Home Care Instruments, Inc. ("Subsidiary"; HCI and Subsidiary are collectively referred to herein as the "Companies") in connection with the execution and delivery by the Companies of the following documents, each dated as of the date hereof:

         Stock Purchase and Sale Agreement
         Escrow Agreement

The foregoing agreements and documents are sometimes referred to herein collectively as the "Purchase Documents."

         This opinion is delivered to you pursuant to your request as set forth in Section 4.3.5.1 of the Stock Purchase and Sale Agreement, of even date herewith, by and among Jeffrey L. Singer, Todd B. Siwak, Roger I. Siwak, and the Michael Singer Family Trust, Center of Contemporary Arts, the Jewish Federation of St. Louis, and Universal Hospital Services, Inc. ("Buyer") (the "Purchase Agreement"). For purposes of this Opinion, (i) Jeffrey L. Singer, Todd B. Siwak, Roger I. Siwak, and the Michael Singer Family Trust are collectively referred to herein as the "Sellers"; and (ii) the Michael Singer Family Trust is referred to herein as the Trust. Capitalized terms used herein, but not defined herein, have the meanings set forth in the Purchase Agreement.

         In connection with this opinion as it relates to HCI, in addition to the Purchase Documents to which HCI is a party, we have also examined and relied upon the following (the following documents being, collectively the "HCI Documents"):

         B-1 The articles of incorporation of HCI, as certified as of July 14, 1998, by the Secretary of State of Missouri as being true and correct;

         B-2 The by-laws of HCI, as certified as of July 30, 1998, by an officer of HCI as being true and correct;

         B-3 Good Standing Certificate with respect to HCI issued by the Secretary of State of Missouri dated July 14, 1998; and

         B-4 Unanimous written consent of the shareholders of HCI and the Board of Directors of HCI authorizing and approving the transactions contemplated by the Purchase Documents.

         In connection with this opinion as it relates to the Subsidiary, in addition to the Purchase Documents to which the Subsidiary is a party, we have also examined and relied upon the following (the following documents being, collectively the "Subsidiary Documents"):

         B-5 The articles of incorporation of Subsidiary, as certified as of July 14, 1998, by the Secretary of State of Delaware as being true and correct;

         B-6 The by-laws of Subsidiary, as certified as of July 30, 1998, by an officer of the Subsidiary as being true and correct; and

         B-7 Good Standing Certificate with respect to the Subsidiary issued by the Secretary of State of Delaware dated July 14, 1998, and Good Standing Certificate issued by the Secretary of State of Missouri dated July 14, 1998.

         In connection with this opinion as it relates to the Trust, in addition to the Purchase Documents to which the Trust is a party, we have also examined and relied upon the following (the following documents being, collectively the "Trust Documents"):

         B-8 The Trust Indenture of the Trust, as certified as of July 30, 1998, by the Trustee of the Trust as being true and correct; and

         B-9 Certificate of the Trustee of the Trust, certifying his status as the duly appointed, sole trustee of the Trust.

         The opinions hereafter expressed are based upon our review of the HCI Documents, the Subsidiary Documents, the Trust Documents, the Purchase Documents. As to questions of fact material to our opinion which have not been independently established, we have relied upon, without independent verification, the accuracy of the relevant facts stated in the HCI Documents, the Subsidiary Documents, the Trust Documents and the Purchase Documents.

         Use of the term "to our knowledge" and words of similar import means that, during the course of our representation as described herein, no information has come to the attention of our attorneys actually involved in the transactions described herein which gave such attorneys actual knowledge of the existence of the matter as so qualified. We have not undertaken any investigation to determine the existence or status of such matters nor have we made any independent investigations as to the accuracy or completeness of any representation, warranty, data or other information, written or oral, made or furnished by the Sellers (or their agents), HCI or the Subsidiary to us or to Buyer, or its representatives.

         Based solely upon our review of the HCI Documents, the Subsidiary Documents, the Trust Documents and the Purchase Documents, the assumptions stated herein, and subject to the qualifications and limitations stated herein, we are of the opinion that:

1. HCI is a Missouri corporation, validly existing and in good standing under the laws of the State of Missouri. Subsidiary is a Delaware corporation, validly existing and in good standing under the laws of the State of Delaware and Missouri.

2. Each of the Purchase Documents to which the Trust is a party has been duly authorized, executed and delivered by the Trust, and constitutes the legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms. Each of the Purchase Documents to which the Sellers (other than the Trust) are a party, as the case may be, have been executed and delivered by such Sellers and constitute the legal, valid and binding obligation of such Sellers (other than the Trust), as the case may be, enforceable against such Sellers (other than the Trust), as the case may be, in accordance with its terms.

3. HCI and the Subsidiary, as the case may be, have all requisite corporate power, authority and legal capacity and legal rights to own, lease and operate their respective properties and assets.

4. The execution, delivery and performance of the Purchase Documents by Seller, to which each is a party, will not (a) violate HCI or the Subsidiary's respective articles of incorporation or any provision of the bylaws of HCI or the Subsidiary, as the case may be, or (b) to our knowledge, violate any law of the United States, the State of Missouri or the Delaware General Corporation Law affecting HCI or Subsidiary which could reasonably be likely to have a Material Adverse Effect. The execution, delivery and performance of the Purchase Documents by the each of the Sellers to which it is a party, will not, to our knowledge, violate any law of the State of Missouri affecting Sellers which such violation could reasonably be likely to have a Material Adverse Effect. The execution, delivery and performance of the Purchase Documents by the Trust, to which it is a party, will not violate the Trust's trust indenture.

5. To our knowledge, (i) all of the shares of capital stock of each of the Companies are duly authorized, validly issued, fully paid and non-assessable, and (ii) none of such shares of either Company have been issued in violation of any preemptive rights. To our knowledge, all of the issued and outstanding shares of HCI are owned of record by the individuals or trust listed on ANNEX I attached hereto and incorporated herein, and such ANNEX I is correct. To our knowledge, HCI owns all of the issued and outstanding shares of Subsidiary. To our knowledge, (i) there are no outstanding securities of either Company convertible into or evidencing the right to purchase or subscribe for any voting or equity interests in either Company, (ii) there are no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other agreements of any character obligating either Company to issue any voting or equity interests or any securities convertible into or evidencing the right to purchase or subscribe for any such voting or equity interests, other than as set forth in the articles of incorporation and by-laws of such Company, and
(iii) there are no agreements or understandings with respect to the voting, sale or transfer of any equity or voting interests in either Company other than as set forth in the articles of incorporation and by-laws of such Company.

         For purposes of the opinions expressed herein, we have assumed, without investigation, the following:

         C-1 the legal capacity of each natural person including, without limitation, Jeffrey L. Singer, Todd B. Siwak, and Roger I. Siwak;

         C-2 the full power and authority of each person, other than the Trust, HCI, Subsidiary, and their respective trustees and officers, to execute, deliver and perform each document and each of the Purchase Documents heretofore or hereafter executed and delivered in each case to which it is a party, and to do each other act heretofore or hereafter done by such person;

         C-3 the due authorization, execution and delivery by each person, other than the Sellers, HCI and the Subsidiary, and their respective trustees and officers, of each document and each of the Purchase Documents heretofore executed and delivered or hereafter to be executed and delivered by such person in each case to which it is a party;

         C-4 the legality, validity, binding effect and enforceability as to each person, other than Sellers, HCI and the Subsidiary, and, for the entities, their respective trustees and officers, of each document and each of the Purchase Documents heretofore executed and delivered or hereafter to be executed and delivered in each case to which it is a party, and of each other act heretofore done or hereafter to be done by such person;

         C-5 the genuineness of each signature on and the completeness of each document and each of the Purchase Documents submitted to us as an original;

         C-6 the conformity to the original of each document and each of the Purchase

              Documents submitted to us as a copy;

         C-7 the authenticity of each original of each document and each of the Purchase Documents submitted to us as a copy;

         C-8 no modification of any provision of any document or any of the Purchase Documents from that provided to us, nor waiver of any right or remedy thereunder not disclosed to us in writing;

         C-9 the accuracy of the information contained in all certificates delivered by Sellers, HCI or the Subsidiary to us on or prior to the date hereof in connection with the transactions described in the Purchase Documents; and

         C-10 the termination prior to the giving of this Opinion of the Buy/Sell Agreement, and our opinions in Paragraph 6 above are expressly conditioned upon and subject to the prior termination of the Buy/Sell Agreement.

         The opinions expressed herein are limited solely to the matters stated herein, and no opinion is to be inferred or may be implied beyond the matters expressly stated herein. In addition, each of the opinions expressed herein is subject to each of the following qualifications and limitations:

         D-1 the opinions expressed by us herein are expressly limited to the laws of the State of Missouri, the General Corporation Law of the State of Delaware of the Delaware Code (statutory) and, where applicable, the laws of the United States of America. We express no opinion concerning the applicability to the Sellers, HCI or Subsidiary, or the Purchase Documents of state and local laws, rules, regulations, ordinances or restrictive covenants of any other state or jurisdiction;

         D-2 we express no opinion concerning the applicability to the Sellers, HCI or Subsidiary, or the Purchase Documents of any federal, state (including, without limitation, those of the State of Missouri) and local laws, rules, regulations, ordinances or restrictive covenants relating to: (i) the issuance, purchase or sale of securities or with respect to securities generally; (ii) the environment or toxic or hazardous substances; (iii) occupational safety or health; (iv) any federal or state tax consequences arising in connection with any of the transactions contemplated by the Purchase Documents; (v) antitrust matters; (vi) unfair competition matters; (vii) employment relations matters; (viii) intellectual property matters (including, without limitation, matters pertaining to patent, copyright, servicemark, trade name or trademark rights); or (ix) employee benefit matters;

         D-3 our opinions are subject to the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium, and other laws relating to or affecting the rights of creditors generally;

         D-4 our opinions are subject to limitations imposed by general principles of equity, and any fraudulent conveyance, preferential transfer, equitable subordination or similar law;

         D-5 we express no opinion as to any provision of the Purchase Documents that purports: (i) to specify that provisions of the Purchase Documents may be waived or amended only in writing; (ii) to waive any right to trial by jury; (iii) to require arbitration; or (iv) to have the effect of agreeing to the jurisdiction of a court (or waiving objections to jurisdiction) or agreeing to venue (or waiving objections to venue);

         D-6 we express no opinion as to the legality or enforceability of (i) exculpation clauses; or (ii) any choice-of-law clause or provision requiring the application of the laws of a particular jurisdiction;

         D-7 we express no opinion as to the specific remedy that any court or other authority or body might grant in connection with the enforcement of rights under any of the Purchase Documents;

         D-8 enforcement of the Purchase Documents may be conditioned upon the conduct of the parties thereto, conforming with applicable implied covenants of good faith, fair dealing and/or commercial reasonableness, notwithstanding any language therein;

         D-9 in delivering this opinion letter, we express no opinion as to the status of title as to any property, real, personal, tangible or intangible, of HCI or Subsidiary other than the shares of Subsidiary owned by HCI;

         D-10 we express no opinion as to the effect on our opinions or the Purchase Documents of the failure of Buyer to comply with any of the transactions contemplated by, or the terms or provisions of, the Purchase Documents, or with any laws or regulations applicable to Buyer; and

         D-11 we express no opinion with respect to the Charities.

         Our opinion is rendered solely for Buyer's benefit and may not be delivered to, or relied upon by, any other person for any purpose. Our opinion is based upon a state of facts and the law existing and in effect on the date hereof, and we assume no obligation to Buyer or any other person to, and we will not, revise, supplement or update this opinion in any respect at any time subsequent to the date hereof.

                               Sincerely,


                               LEWIS, RICE & FINGERSH, L.C.

ANNEX I IS ATTACHED HERETO

                                     ANNEX I


Legal and Beneficial Owner         # of Shares         Class       Par Value
--------------------------         -----------         -----       ---------

Jeffrey L. Singer                     650.00          common         $1.00
Todd B. Siwak                         196.00          common         $1.00
Roger I. Siwak                        100.00          common         $1.00
The Michael Singer Family Trust       50.00           common         $1.00
Center of Contemporary Arts             .67
                            common    $1.00
The Jewish Federation of St. Louis     3.33
                            common    $1.00

                               TOTAL: 1,000

                                                                 EXHIBIT 4.3.5.1









                                                   July 30, 1998

Jeffrey L. Singer,
Todd B. Siwak,
Roger I. Siwak,
Michael Singer Family Trust,
Center of Contemporary Arts, and
Jewish Federation of St. Louis
(collectively, the "Sellers")
         c/o Jeffrey L. Singer
         14790 Brook Hill Drive
         Chesterfield, Missouri 63017

                  Re:      Universal Hospital Services, Inc.

Ladies and Gentlemen:

         We have acted as counsel to Universal Hospital Services, Inc., a Minnesota corporation (the "Company"), in connection with (a) the Company's acquisition of all of the issued and outstanding capital stock of HCI Acquisition Corp., a Delaware corporation ("HCI"), pursuant to the Stock Purchase and Sale Agreement (the "Agreement") dated as of July 30, 1998 between the Company and the Sellers and (b) the investment by Jeffrey L. Singer ("Mr. Singer") in 256,272 shares (the "Shares") of Common Stock, $.01 par value (the "Common Stock"), of the Company pursuant to the Stock Purchase Agreement (the "Investment Agreement") between Mr. Singer and the Company. This opinion is being delivered to you pursuant to Section 4.2.6.1 of the Agreement. Our opinions set forth below with respect to the Investment Agreement and the Shares are being provided solely to Mr. Singer in connection with the Investment Agreement. Capitalized terms used herein, except as otherwise specifically defined herein, are used with the same meaning as defined in the Agreement.

         In connection with this opinion, we have examined the following documents:

The Sellers named herein
July 30, 1998
Page 2

                  (i) the Agreement, the Investment Agreement and the Escrow Agreement (the "Escrow Agreement") dated July 30, 1998 among the Company, the Sellers and Enterprise Bank;

                  (ii) a copy of the Restated Articles of Incorporation of the Company (the "Restated Articles"), certified as of July 21, 1998 by the Secretary of State of Minnesota;

                  (iii) a certificate of good standing concerning the Company from the Minnesota Secretary of State issued July 21, 1998;

                  (iv) a copy of the Bylaws of the Company, certified by an officer of the Company;

                  (v) a copy of resolutions of the Board of Directors of the Company adopted June 29, 1998 and July 27, 1998, certified by an officer of the Company; and

                  (vi) a certificate of an officer of the Company dated July 30, 1998.

We have also reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion.

         In addition, as to questions of fact material to the opinions hereinafter expressed, we have, when relevant facts were not independently established by us, relied upon certificates and opinions of the Company, and its officers, and of public officials. We have not independently examined the records of any court or public office in any jurisdiction, and our opinion is subject to matters which examination of such records would reveal. Without limiting the generality of the foregoing, we have relied upon (A) certificates of officers of the Company referenced in items (iv), (v) and (vi) above, and the representations contained therein, and we have assumed that all such representations are true and correct as of the date of this opinion and (B) the accuracy of all certificates of public officials described above.

                  In rendering the opinions expressed below, we have assumed, with your permission and without verification: (a) the authenticity of all documents submitted to us as originals, (b) that all signatures are in fact the signatures of the natural persons which they purport to be, (c) the legal capacity of natural persons, (d) with respect to all

The Sellers named herein
July 30, 1998
Page 3

parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties, and (e) the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such copies.

         Our opinions expressed below as to certain factual matters are qualified as being limited "to our knowledge" or "known to us" or by other words to the same or similar effect. Such words, as used herein, mean the information known to Elizabeth C. Hinck or John C. Ruckdaschel, the attorneys who have represented the Company in connection with the transactions contemplated by the Agreement and the Investment Agreement in connection with their representation of the Company. In rendering such opinions, we have not conducted any independent investigation or consulted with other attorneys in our firm with respect to the matters covered thereby. No inference as to our knowledge with respect to such matters should be drawn from the fact of our representation of the Company.

         Based on the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

         1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Minnesota with corporate power and authority to conduct any lawful business activity.

         2. The Company has an authorized capital stock consisting of 25,000,000 shares of common stock, $.01 par value; to our knowledge, all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights pursuant to the Company's Restated Articles or bylaws or pursuant to the Minnesota Business Corporation Act (the "MBCA"); the Shares, when issued, delivered and paid for in accordance with the terms of the Investment Agreement will be duly authorized, validly issued, fully paid and nonassessable and not issued in violation of any preemptive or similar rights pursuant to the Company's Restated Articles or bylaws or pursuant to the MBCA.

The Sellers named herein
July 30, 1998
Page 4

         3. The Company has the corporate power and authority to execute, deliver and perform its obligations under the Agreement, the Investment Agreement and the Escrow Agreement; the Agreement, the Investment Agreement and the Escrow Agreement have been duly authorized by all requisite corporate action, executed and delivered by the Company; each of the Agreement, the Investment Agreement and the Escrow Agreement constitutes the binding obligation of the Company, enforceable in accordance with its terms.

         4. The execution and delivery of the Agreement, the Investment Agreement and the Escrow Agreement by the Company and the performance by the Company of its obligations thereunder do not violate or cause a breach of the Restated Articles or bylaws of the Company.

         5. To our knowledge, the execution and delivery of the Agreement, the Investment Agreement and the Escrow Agreement by the Company and the issue and sale of the Shares by the Company will not violate any federal law of the United States of America or law of the State of Minnesota affecting the Company which could reasonably be likely to have a material adverse effect on the financial condition of the Company.

         The opinions set forth above are subject to the following qualifications and exceptions:

         (a) Our opinions in paragraph 3 above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors' rights, including (without limitation) applicable fraudulent transfer laws.

         (b) Our opinions in paragraph 3 above are subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

         (c) Our opinions in paragraph 3 above are subject to possible judicial action giving effect to governmental actions or foreign laws affecting creditors' rights.

The Sellers named herein
July 30, 1998
Page 5

         (d) Our opinions in paragraph 3 above, insofar as it relates to indemnification provisions, are subject to the effect of federal and state securities laws and public policy relating thereto.

         (e) Minnesota Statutes section. 290.371, Subd. 4, provides that any corporation required to file a Notice of Business Activities Report does not have a cause of action upon which it may bring suit under Minnesota law unless the corporation has filed a Notice of Business Activities Report and provides that the use of the courts of the State of Minnesota for all contracts executed and all causes of action that arose before the end of any period for which a corporation failed to file a required report is precluded. Insofar as our opinion may relate to the valid, binding and enforceable character of any agreement under Minnesota law or in a Minnesota court, we have assumed that any party seeking to enforce such agreement has at all times been, and will continue at all times to be, exempt from the requirement of filing a Notice of Business Activities Report or, if not exempt, has duly filed, and will continue to duly file, all Notice of Business Activities Reports.

         The opinions expressed above are limited to the laws of the State of Minnesota and the federal laws of the United States of America, and we express no opinion as to the laws of any other jurisdiction. We call your attention to the fact that the Agreement states that it is governed by Missouri law. We have not examined the question of what law would govern the interpretation or enforcement of such Agreement and our opinions in paragraph 3 above are based on the assumption, solely for purposes of our opinion in paragraph 3 above (and without opining as to such governing law provisions), that the internal laws of the State of Minnesota and the federal laws of the United States of America would govern the provisions of such Agreement and the transactions contemplated thereby.

         The foregoing opinions are being furnished to you to the extend provided herein, solely for your benefit and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent.

                                              Very truly yours,



ECH
JBA

                                                                     EXHIBIT 9.5

                                ESCROW AGREEMENT


         This Agreement, dated July30, 1998, is made by and among Universal Hospital Services, Inc., a Minnesota corporation ("UHS"), Jeffrey L. Singer, Todd B. Siwak, Roger I. Siwak and the Michael Singer Family Trust, Center of Contemporary Arts, the Jewish Federation of St. Louis (the "Shareholders"), and Todd B. Siwak (acting in his capacity as representative of the Shareholders (the "Shareholders' Representative")) and Enterprise Bank, as escrow agent (the "Escrow Agent").

         Reference is made to that certain Stock Purchase and Sale Agreement dated July 30, 1998 (as amended from time to time, the "Stock Purchase and Sale Agreement"), by and among UHS, the Shareholders and certain charities named therein. The Stock Purchase and Sale Agreement provides that on the Closing Date (as defined therein) UHS shall deliver $1,755,000 (the "Escrow Funds") to the Escrow Agent, to be held in an escrow account in accordance with the terms of this Escrow Agreement, to fund liquidated indemnification obligations of the Shareholders under the Stock Purchase and Sale Agreement. The parties hereto desire that the Escrow Agent hold, invest and distribute the Escrow Funds, together with accrued interest thereon, all in the manner set forth in this Escrow Agreement. Accordingly, in consideration of consummating the transactions contemplated by the Stock Purchase and Sale Agreement, the covenants and agreements herein set forth and for other valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

         1. Appointment and Agreement of Escrow Agent. UHS and the Shareholders hereby appoint and designate the Escrow Agent as the escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

         2. The Shareholders' Representative.

         2.1. Appointment. The Shareholders hereby appoint the Shareholders' Representative, and the Shareholders' Representative hereby agrees to act, as the Shareholders' Representative, until a successor Shareholder's Representative has been appointed as herein provided.

         2.2. Election and Replacement. During the period ending upon the date when all obligations under this Agreement have been discharged (including all indemnification obligations pursuant to Section 9.2.1 of the Stock Purchase and Sale Agreement), the Shareholders who immediately prior to the date hereof held HCI Common Stock representing an aggregate number of shares of HCI Common Stock which exceeded 80% of the amount of such HCI Common Stock outstanding immediately prior to the date hereof (a " Majority") may from time to time upon written notice to the Shareholders' Representative, the Escrow Agent and UHS remove the Shareholders' Representative, and if the Shareholders' Representative dies, becomes incapacitated, resigns or is removed by a Majority, the Majority shall appoint a successor Shareholders' Representative to fill the vacancy so created. If the Majority is required to but has not appointed a successor Shareholders' Representative within 15 business days from a request by UHS to appoint a successor Shareholders' Representative, UHS shall have the right to appoint a Shareholders' Representative to fill the vacancy so created, and shall advise all those who were holders of HCI Common Stock immediately prior to the date hereof of such appointment by written notice. A copy of any appointment by the Majority of any successor Shareholders' Representative shall be provided to UHS promptly after it shall have been effected.

         2.3. Authority. The Shareholders' Representative has been duly authorized by the Shareholders to act on their behalf as specified in this Agreement, and this Agreement has been duly authorized, executed and delivered by the Shareholders' Representative. The Shareholders' Representative shall be authorized to make and deliver any certificate, notice, consent or instrument required or permitted to be made or delivered under this Agreement or under the documents referred to in this Agreement (an " Instrument") which the Shareholders' Representative determines in its sole and absolute discretion to be necessary, appropriate or desirable, and, in connection therewith, to hire or retain, at the sole expense of the Shareholders, such counsel, investment bankers, accountants, representatives and other professional advisors as it determines in its sole and absolute discretion to be necessary, advisable or appropriate in order to carry out and perform its rights and obligations hereunder. Any party receiving an Instrument from the Shareholders' Representative shall have the right to rely in good faith upon such certification, and to act in accordance with the Instrument without independent investigation.

         2.4. No Liability of UHS or the Escrow Agent. Neither UHS nor the Escrow Agent nor any officer, employee, director or affiliate of UHS or the Escrow Agent shall have any liability whatsoever to any Shareholder or otherwise arising out of the acts or omissions of the Shareholders' Representative or any disputes among the Shareholders or among them and the Shareholders' Representative. Neither UHS nor the Escrow Agent shall have any direct liability to the Shareholders under this Agreement or the other agreements referred to herein and may rely entirely on its dealings with, and notices to and from, the Shareholders' Representative to satisfy any obligations it might have under this Agreement, any agreement referred to herein or otherwise to the Shareholders.

         3. Indemnity Obligations Satisfied Solely from Escrow Funds. The indemnity obligations of Section 9.2.1 of the Stock Purchase and Sale Agreement shall be satisfied solely from the Escrow Funds.

         4. Establishment of Escrow.

         4.1. Escrow Deposit. On the Closing Date, UHS shall cause the Escrow Funds to be delivered to the Escrow Agent. The Escrow Funds shall be held and used only for the purposes of funding the indemnity obligations of the Shareholders set forth in Section 9.2.1 of the Stock Purchase and Sale Agreement ("the Escrow Fund Indemnities").

         4.2. Receipt. The Escrow Agent hereby acknowledges receipt of the Escrow Funds and agrees to hold and disburse the Escrow Funds in accordance with the terms and conditions of this Escrow Agreement for the uses and purposes stated herein.

         4.3. Investment of Escrow Funds. The Escrow Agent agrees to hold and invest such Escrow Funds, together with interest accrued thereon, in FDIC-insured or privately insured bank deposits. The Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Escrow Agreement. The Escrow Agent shall not be liable for any loss incurred at such liquidation which is due to fluctuations in market rates or penalties incurred because of early redemption. All interest or earnings with respect to the Escrow Funds and/or the Escrow Funds Reserved Amount shall belong solely to the Shareholders, and shall not be paid to or claimed by UHS. All interest reported as income to the Shareholders shall be distributed to the Shareholders prior to or concurrently with the delivery of any 1099 or similar statements. No consent of UHS is required to distribute any such interest or earnings to the Shareholders.

         5. Purpose; Term. This Escrow Agreement has been executed and the deposit of the Escrow Funds hereunder has been made pursuant to Section 9.5 of the Stock Purchase and Sale Agreement. The deposit of the Escrow Funds has been made for the purpose of funding and securing the Escrow Fund Indemnities until the close of business on the 365th day following the date hereof (the "Termination Date").

         6. Procedures for Disbursement of the Escrow Funds to UHS. At any time prior to the Termination Date, whenever there shall be delivered to the Escrow Agent (a) a certificate signed by UHS and the Shareholders' Representative certifying or (b) a certified copy of a final, non-appealable judgment of a court of competent jurisdiction determining, that an amount is due to UHS pursuant to Section 9.2.1 of the Stock Purchase and Sale Agreement, the Escrow Agent shall, solely to the extent of the Escrow Funds, promptly (and in no event later than five business days following receipt of either document referred to in clauses (a) and (b) of this Section 6) cause Escrow Funds equal to such amount (but in no event greater than $1,755,000, less the sum of all amounts previously distributed to UHS under this Agreement) to be delivered to UHS.

         7. Termination of Escrow. At the close of business on the Termination Date, the Escrow Agent shall deliver the balance of any Escrow Funds, together with interest accrued thereon, to the Shareholders as directed by the Shareholders' Representative; provided, however, that there shall be deducted from the amount to be delivered to the Shareholders pursuant to this Section 7 an amount equal to the Escrowed Funds Reserved Amount (as defined in Section 8 hereof) if and only if the notification relating to such Escrowed Funds Reserved Amount required by Section 8 has been delivered to the Escrow Agent and the Shareholders' Representative prior to the Termination Date. This Escrow Agreement shall automatically terminate if and when all the Escrowed Funds shall have been distributed by the Escrow Agent in accordance with the terms of this Escrow Agreement.

         8. Retention and Disbursement of Escrow Funds Following the Termination Date.

         (a) In the event that UHS shall have determined in good faith that it intends to pursue bona fide indemnification claims pursuant to Section 9.2.1 of the Stock Purchase and Sale Agreement and in accordance with the other terms and provisions of the Stock Purchase and Sale Agreement, then UHS shall, at any time prior to the Termination Date, notify concurrently the Escrow Agent and the Shareholders' Representative to such effect in writing, which written notice shall describe briefly the nature of each such claim, the facts and circumstances which give rise to each such claim and the estimated amount, determined solely by UHS in its good faith judgment, of the potential liability with respect to each such claim, and the provisions of the Stock Purchase and Sale Agreement on which each such claim is based. The Escrow Agent shall have no obligation to verify that delivery of such notice has been made by UHS to the Shareholders' Representative, but agrees to forward to the Shareholders' Representative, promptly, by telecopier and overnight mail, a copy of the notice received by it. If such notice is delivered to the Escrow Agent on or prior to the Termination Date, an amount of the Escrow Funds equal to one hundred percent (100%) of the total of the amounts claimed (but in no event greater than $1,755,000, less the sum of all amounts other than interest previously distributed to UHS under this Agreement) shall be set aside and retained (to the extent available in the then remaining Escrow Funds) by the Escrow Agent as a reserve to cover such claim or claims (such amounts so set aside and reserved, as reduced from time to time pursuant to the provisions of this Section 8(a) or of Section 6 hereof, being herein called the "Escrow Funds Reserved Amount").

         (b) Following the Termination Date, the Escrow Agent agrees to hold and invest such Escrow Funds Reserved Amount, together with accrued interest thereon, in the same manner as the Escrow Funds hereunder. The Escrow Funds Reserved Amount shall be disbursed by the Escrow Agent in the same manner as the Escrow Funds are to be disbursed pursuant to Section 6, but only to cover the claims identified in the notice sent pursuant to Section 8(a) that led to the establishment of such Escrow Funds Reserved Amount. In addition, if at any time UHS determines in good faith that it will not pursue or, under the terms of the Stock Purchase and Sale Agreement, cannot pursue any claim for indemnification to which all or any portion of the Escrow Funds Reserved Amount relates, or a court of competent jurisdiction by final, non-appealable judgment so finds, UHS shall direct the Escrow Agent to disburse all or such portion of the Escrow Funds Reserved Amount, together with accrued interest thereon, to the Shareholders.

         9. The Escrow Agent.

         9.1. Indemnification of the Escrow Agent. UHS and the Shareholders, jointly and severally agree to indemnify and hold the Escrow Agent and its directors, officers and employees harmless from and against any and all costs, charges, damages, and attorneys' fees which the Escrow Agent in good faith may incur or suffer in connection with or arising out of this Escrow Agreement.

         9.2. Duties of the Escrow Agent. The Escrow Agent shall have no duties other than those expressly imposed on it herein and shall not be liable for any act or omission except for its own gross negligence or willful misconduct.

         9.3. Fees of the Escrow Agent. The fees and charges of the Escrow Agent (including its attorneys fees and expenses) related to this Agreement shall be paid 50% by the Shareholders and 50% by UHS.

         9.4. Escrow Agent to Follow Instructions of UHS and the Shareholders' Representative. Any provision herein contained to the contrary notwithstanding, the Escrow Agent shall at any time and from time to time take such action hereunder with respect to the Escrow Funds as shall be agreed to in writing by UHS and the Shareholders' Representative, provided that the Escrow Agent shall first be indemnified to its satisfaction, jointly and severally, by UHS and the Shareholders with respect to any of its costs or expenses which might be involved.

         9.5. Delivery of Statements of Account. The Escrow Agent shall provide monthly statements of account to each of the Shareholders' Representative and UHS.

         9.6. Appointment of Successor Escrow Agent. The Escrow Agent may resign at any time upon forty-five (45) days' written notice to UHS and the Shareholders' Representative. UHS and the Shareholders' Representative may by mutual agreement remove the Escrow Agent by giving thirty (30) days' written notice of such removal. In the event of the resignation or removal of the Escrow Agent, UHS and the Shareholders' Representative shall appoint a successor Escrow Agent. The successor Escrow Agent shall have the same powers and duties as those conferred upon the Escrow Agent named in this Agreement, and shall agree to be bound by the terms of this Agreement as though named as the Escrow Agent herein. Upon the resignation or removal of the Escrow Agent, the Escrow Funds shall be delivered to the successor escrow agent, with delivery to be made as of the effective date of the Escrow Agent's resignation or removal. If for any reason delivery to a successor escrow agent is not possible, the Escrow Agent shall deliver the Escrow Funds to a party mutually agreed upon by UHS and the Shareholders' Representative.

         10. Other Provisions.

         10.1. Notices. All notices and other communications hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by telex, by telecopier, or by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by it by like notice) provided that communications given to the Escrow Agent shall be considered given when received by the Escrow Agent and, provided further, that any communications to the Escrow Agent directing it to make a disbursement from the Escrow Funds will be made by the Escrow Agent only upon receipt of originally executed copies of such communication:

         (a) if to UHS:

                  Universal Hospital Services, Inc.
                  1250 Northland Plaza
                  3800 West 80th Street
                  Bloomington, MN  55431-4442
                  Attention:  Mr. David E. Dovenberg
                  Fax: (612) 893-3237

         with a copy to:

                  Dorsey & Whitney LLP
                  Pillsbury Center South
                  220 South Sixth Street
                  Minneapolis, Minnesota 55402
                  Attention:  Elizabeth C. Hinck, Esq.
                  Fax:  (612) 340-8738

         (b) if to the Shareholders or the Shareholders' Representative:

                  Todd B. Siwak
                  The Handshake Group
                  11750 Westline Industrial Blvd.
                  St. Louis, Missouri 63146
                  Fax:  (314) 692-0717
                  Confirmation No.:  (314) 993-8890

         with a copy to:

                  John Riffle
                  Lewis, Rice & Fingersh, L.C.
                  500 North Broadway, Suite 2000
                  St. Louis, Missouri 63102-2147
                  Fax:  (314) 241-6056
                  Phone:  (314) 444-7600

         (c) if to the Escrow Agent:

                  Enterprise Bank
                  1281 North Warson Road
                  St. Louis Missouri 63132
                  Attention:  Frank J. Sgroi
                  Fax:  (314) 993-6282
                  Phone:  (314) 993-6200

         10.2. Benefit and Assignment. The rights and obligations of each party under this Escrow Agreement may not be assigned without the prior written consent of all other parties. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Escrow Agreement, expressed or implied, is intended to or shall (i) confer on any person other than the parties hereto, or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Escrow Agreement, or (ii) constitute the parties hereto as partners or participants in a joint venture. The Escrow Agent shall not be obligated to recognize any such succession or assignment, until satisfactory written evidence thereof shall have been received by it.

         10.3. Entire Agreement; Amendment. This Escrow Agreement and the Stock Purchase and Sale Agreement contain all the terms agreed upon by the parties with respect to the subject matter hereof. This Escrow Agreement may be amended only by a written instrument signed by the party against which enforcement of any waiver, change, modification, extension or discharge is sought.

         10.4. Headings. The headings of the sections and subsections of this Escrow Agreement are for ease of reference only and shall not be deemed to evidence or affect the meaning or construction of any of the provisions hereof.

         10.5. Governing Law. This Escrow Agreement shall be construed, as to both validity and performance, enforced in accordance with and interpreted and governed by the laws of the State of Missouri.

         10.6. Counterparts. This Escrow Agreement may be executed in multiple counterparts, all of which taken together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties have caused this Escrow Agreement to be executed on the date first written above by their respective officers on the date first written above.

                                   UNIVERSAL HOSPITAL SERVICES, INC.


                                   By:
                                       --------------------------------
                                        David E. Dovenberg
                                        Chief Executive Officer


                                   SHAREHOLDERS:

                                   -----------------------------------
                                   Jeffrey L. Singer

                                   -----------------------------------
                                   Todd B. Siwak

                                   -----------------------------------
                                   Roger I. Siwak

                                   -----------------------------------
                                   The Michael Singer Family Trust,
                                   By: Michael S. Singer, sole trustee

                                   -----------------------------------
                                   Jeffrey L. Singer

                                   CENTER OF CONTEMPORARY ARTS


                                   By:
                                       --------------------------------
                                        Its:
                                            ---------------------------

                                   THE JEWISH FEDERATION OF ST. LOUIS


                                   By:
                                       --------------------------------
                                        Its:
                                            ---------------------------

                                   ENTERPRISE BANK


                                   By:
                                       --------------------------------
                                        Its:
                                            ---------------------------